Exhibit 1.1

GEOPARK LIMITED

[•] Common Shares

Underwriting Agreement

[•] [•], 2014

J. P. Morgan Securities LLC

Banco BTG Pactual S.A. – Cayman Branch

Itau BBA USA Securities, Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o                               J. P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Banco BTG Pactual S.A. – Cayman Branch

Butterfield House, 68 Fort Street

Grand Cayman, Cayman Islands

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, NY 10153

Ladies and Gentlemen:

GeoPark Limited (formerly known as GeoPark Holdings Limited), an exempted company incorporated under the laws of Bermuda (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] shares of common stock, par value $0.001 per share (“Common Shares”), of the Company (the “Underwritten Shares”).  In addition, the Company proposes to issue and sell to the various Underwriters, at the option of the Underwriters, up to an additional [•] Common Shares of the Company (the “Option Shares”).  The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”  The Common Shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.                                      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-191068), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”):  a Preliminary Prospectus dated [•] [•], 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on [•] [•], 2014.

2.                                      Purchase of the Shares by the Underwriters.

(a)           The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $[•] from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto, provided that [•] of Underwritten Shares (the “Indication of Interest Shares”) proposed to be sold by the several Underwriters to each of [•] shall be purchased at a price per share of $[•] from the Company.

The number of Indication of Interest Shares to be purchased by each Underwriter shall be the number of Indication of Interest Shares which bears the same ratio to the aggregate number of Indication of Interest Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares, exercisable at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, upon written notice from J.P. Morgan Securities LLC to the Company, with a copy to the other Representatives.  Such notice shall set forth the aggregate number of Option Shares as to which the option is

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being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)                                  Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 at 10:00 A.M., New York City time, on [•], 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.  Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)                                 The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

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(e)                                  The Company acknowledges and agrees that each Underwriter and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(f)                                   It is understood that Banco BTG Pactual S.A. – Cayman Branch is not a broker-dealer registered with the Commission, and therefore may not make sales of any Shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Banco BTG Pactual S.A. – Cayman Branch intends to effect sales of the Shares in the United States, it will do so only through BTG Pactual US Capital, LLC or one or more U.S. registered broker- dealers, or otherwise as permitted by applicable U.S. law. The parties hereto hereby agree that (a) the benefits of the representations and warranties in Section 3, agreements in Sections 4, 6, 9, and 11, and indemnification and contribution provisions in Section 7, shall inure to the benefit of BTG Pactual US Capital, LLC, as placement agent, and (b) Banco BTG Pactual S.A. – Cayman Branch shall cause BTG Pactual US Capital, LLC to comply with the representations, obligations and agreements made by Banco BTG Pactual S.A. – Cayman Branch pursuant to Sections 5 and 10.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                                 Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any

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“written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)                                 Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)                                  Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not used, shown, distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(f)                                   Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g)                                  8-A Registration Statement. (i) A registration statement on Form 8-A (File No. 001-36298) in respect of the registration of the Shares (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “8-A Registration Statement”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; (ii) such registration statement in the form delivered to the Representatives has been declared effective by the Commission in such form; (iii) no other document with respect to such registration statement has heretofore been filed with the Commission; (iv) no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission; and (v) the 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h)                                 Financial Statements.  The financial statements (including the related notes thereto) of each of the Company and its consolidated subsidiaries, of Winchester Oil and Gas S.A. (now GeoPark Colombia PN S.A. Sucursal Colombia), a Colombian branch of a corporation (sociedad anónima) incorporated under the laws of Panama (“Winchester”), of La Luna Oil Company Limited S.A., a corporation (sociedad anónima) incorporated under the laws of Panama (“La Luna”), and of Rio das Contas Produtora de Petróleo Ltda., a limited liability company (sociedade limitada) incorporated under the laws of Brazil (“Rio das Contas”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of each of the Company and its consolidated subsidiaries, Winchester, La Luna and Rio

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das Contas, respectively, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby; and the other financial information (including the selected financial data set forth under the captions “Prospectus summary—Summary historical financial data” and “Selected historical financial data” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus) has been derived from the accounting records of each of the Company and its consolidated subsidiaries, Winchester, La Luna and Rio das Contas, as applicable, presents fairly the information shown thereby and has been compiled on a basis consistent with that of the respective audited financial statements included in the Pricing Disclosure Package and the Prospectus. The financial statements (including the related notes thereto) of Hupecol Caracara LLC (Colombian Branch) (subsequently changed to GeoPark Cuerva LLC), a limited liability company incorporated under the laws of the state of Delaware (“Cuerva”), included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of Cuerva as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Registration Statement  (including the selected financial data set forth under the captions “Prospectus summary—Summary historical financial data” and “Selected historical financial data”), the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of Cuerva, and presents fairly the information shown thereby and have been compiled on a basis consistent with that of the audited financial statements included in the Pricing Disclosure Package and the Prospectus.  The pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)                                     No Material Adverse Change.  Since the date of the most recent audited financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or

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interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                                    Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(k)                                 Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of share capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l)                                     Share Options.  With respect to the share options (the “Share Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each Share Option intended to qualify as an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by

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the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Share Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “NYSE”), the Alternative Investment Market (the “AIM”) of the London Stock Exchange plc (the “LSE”), the Chilean Securities and Insurance Commission (“SVS”), the Santiago Offshore Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(m)                             Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(n)                                 Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 The Shares.  The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(p)                                 Descriptions of the Underwriting Agreement.  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)                                 No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or bye-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, including, without limitation, the AIM Rules for Companies issued by the LSE from time to time (the “AIM Rules “), the UK Financial Services and Markets Act 2000, as amended (the “FSMA”), the UK Financial Services Act 2012 (the “FSA 2012”), all applicable rules and requirements of the LSE and the United Kingdom Financial Conduct Authority (the “ FCA”), and all applicable rules and requirements of the SVS (in particular General Rule No. 352) and the Santiago Offshore Stock Exchange, except, in the case of clause (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

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(r)                                    No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum of association or bye-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, including without limitation, the AIM Rules, the FSMA, the FSA 2012, all applicable rules and requirements of the LSE and the FCA and all applicable rules and requirements of the SVS (in particular General Rule No. 352) and the Santiago Offshore Stock Exchange,  except in the case of clause (i) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act, the application for admission of the Underwritten Shares to trading on AIM in accordance with the AIM Rules and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(t)                                    Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions  that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(u)                                 Independent Accountants. Price Waterhouse & Co. S.R.L. (“PwC”), who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act.  PricewaterhouseCoopers Ltda. (“PwC Colombia”), who have audited certain financial statements of each of Winchester, La Luna and Cuerva, is an independent certified public accounting firm with respect to each of Winchester, La Luna and Cuerva, under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.  Ernst & Young Auditores Independentes S.S. (“Ernst & Young”), who have audited certain financial statements of Rio das Contas, is an independent auditor with respect to Rio das Contas, under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(v)                                 Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)                               Title to Intellectual Property.  The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted, and the conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person. The Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property and to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)                                 Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

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(z)                                  PFIC status.  The Company does not expect to be classified as a “passive foreign investment company” as defined in Section 1297 of the Code and the regulations promulgated thereunder, for the taxable year ended December 31, 2013; and the Company does not expect to be considered as such for the taxable year ending December 31, 2014 or any future year.

(aa)                          Taxes.  The Company and its subsidiaries have paid all United States, Bermuda, United Kingdom, Chilean, Colombian, Brazilian and Argentine federal taxes and material state, local and other foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency assessment, charge or levy that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(bb)                          Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc)                            No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(dd)                          Compliance with and Liability under Environmental Laws.  (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental

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Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.  “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ee)                            Compliance with ERISA.  Neither the Company nor any member of its controlled group of corporations within the meaning of Section 414 of the Code has any liability in respect of any employee benefit plan subject to the Employee Retirement Security Act of 1974, as amended.

(ff)                              Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act, as applicable, and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(gg)                            Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the

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recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)                          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary for companies in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)                                  Independent Reserves Engineers.  DeGolyer and MacNaughton (“D&M”), independent reserves engineers, who has delivered the letter referenced in Section 6(v) hereof (the “D&M Letter”), was, as of the dates of the reports referenced in such letter, and is, as of the date hereof, an independent engineering firm with respect to the Company and its subsidiaries.

(jj)                                Information Underlying the D&M Reports.  The factual information underlying the estimates of the Company and its consolidated subsidiaries’ oil and natural gas reserves in Chile, Colombia and Argentina and the oil and natural gas reserves attributable to Rio das Contas in Brazil, which was supplied by the Company and its consolidated subsidiaries to D&M for the purposes of preparing the reserve reports and estimates of the Company and its consolidated subsidiaries and Rio das Contas, as applicable, and preparing the D&M Letter, including, without limitation, costs of operation and development and agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations, neither the Company nor any of its subsidiaries is aware of any facts or circumstances that would result in a material adverse change in the estimates of the Company and its consolidated subsidiaries’ oil and natural gas reserves or the oil and natural gas reserves attributable to Rio das Contas, or the present value of future net cash flows therefrom, as reflected in the reports referenced in the D&M Letter; and the Company has no reason to believe that such estimates do not fairly reflect the oil and natural gas reserves of the Company and its consolidated subsidiaries or Rio das Contas, as applicable, as of the dates indicated in each Registration Statement, the Pricing Disclosure Package and the Prospectus.  Estimates of such reserves comply in all material respects with the applicable requirements of Regulation S-X and Items 1201-1208 of Regulation S-K under the Securities Act.

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(kk)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, including but not limited to any such Bermudan, Brazilian, Chilean, Colombian or Argentine laws as of their entry into force; or (iv) made, offered, or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)                                  Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries is organized or conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)                  No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, he Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(nn)                          AIM and Santiago Offshore Exchange Reporting.  (i) All information relating to the Company required to be announced by the Company under applicable law and regulation,

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including under the AIM Rules, or to avoid an infringement of section 118 of the FSMA or sections 89 and 90 of the FSA 2012, and any inside information (as defined by the FSMA) which directly concerns the Company and which is known to the Company or any director of the Company, has been notified to a Regulatory Information Service approved by the LSE for the distribution to the public of AIM announcements and included within the list maintained on the LSE’s website (a “Regulatory Information Service”), and (ii) none of the documents issued and announcements made by or on behalf of the Company, in each case to a Regulatory Information Service or the Santiago Offshore Stock Exchange, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading and all such documents and announcements complied with the bye-laws and memorandum of association of the Company, the AIM Rules, the FSMA, the FSA 2012, all applicable rules and requirements of the LSE and the FCA and all other requirements of statute, statutory regulation or any regulatory body.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Prospectus summary—The offering,”  “Risk factors—Risks related to the offering and our common shares,” “Market information,” “Description of share capital” and “Underwriting,”, the Company’s entire ordinary share capital is admitted to trading on the AIM and the Santiago Offshore Stock Exchange.

(oo)                          No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restrictions described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in the section entitled “Risk Factors—We are a holding company dependent upon dividends from our subsidiaries, which may be limited by law and by contract from making distributions to us, which would affect our ability to pay dividends on the common shares. “

(pp)                          Payment of Dividends.  Under current laws and regulations of Bermuda and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars or Bermuda dollars that may be converted into foreign currency and freely transferred out of Bermuda and all such payments made to holders thereof or therein who are non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations or Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(qq)                          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(rr)                                No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act or any other securities

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laws by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ss)                              No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(tt)                                Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)                          Industry Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or not derived from sources that are reliable and accurate in all material respects.

(ww)                      Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(xx)                          Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company is a “foreign private issuer” within the meaning of Rule 3b-4 under the Exchange Act.

(yy)                          Submission to Jurisdiction.  The Company has the power to submit, and pursuant to Section 15(d) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York; and has the power to designate, appoint and empower, and pursuant to Section 15(d) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in The City of New York Service of process in respect of a claim or action in a U.S. court pursuant to this Agreement, effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over the Company.

(zz)                            No Immunity.  Neither the Company nor any of its subsidiaries , nor any of their respective assets or revenues, has immunity, including sovereign immunity, from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of

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execution or otherwise) or from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property, assets or revenues, (ii) the United States or the State of New York or (iii) Bermuda.  To the extent that the Company or any of its subsidiaries or any of their respective assets or revenues may have or may hereafter have immunity from any such court, the Company has, pursuant to Section 15(c) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such immunity to the extent permitted by law.

(aaa)                   Enforcement of Foreign Judgments.  Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Bermuda, without reconsideration or reexamination of the merits.

(bbb)                   Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of Bermuda.

(ccc)                      Absence of Exchange Controls.  No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Bermuda is required for the conversion of Bermuda dollars into United States dollars to shareholders for purposes of paying dividends or other distributions.

(ddd)                   Absence of Stamp Taxes.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Bermuda or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery, performance and enforcement of this Agreement or of any other document to be furnished hereunder or (ii) the offer or sale of the Shares.

(eee)                      Indemnification and Contribution.  The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Bermuda law or public policy.

(fff)                         No Requirement to Qualify to do Business.  It is not necessary under the laws of Bermuda that any holder of the Shares, or the Underwriters, should be licensed, qualified or entitled to carry on business in Bermuda, (i) to enable any of them to enforce their respective rights under this Agreement or the consummation of the transactions contemplated hereby or any other document to be delivered in connection herewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(ggg)                      No Requirement to File or Record. This Agreement is in proper legal form under the laws of Bermuda for the enforcement thereof in Bermuda against the Company and to ensure the legality, enforcement or admissibility into evidence of this Agreement in Bermuda, it is not necessary for this Agreement to be filed or recorded with any court or other authority in Bermuda, or that any tax or fee be paid in Bermuda on or in respect of this Agreement or any other document, other than court costs (including, without limitation, filing fees). This Agreement is in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in the State of New York

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that this Agreement be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of this Agreement or any other document, other than court costs, including (without limitation) filing fees.

(hhh)                   No Bermudan Domicile. None of the holders of the Shares or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in Bermuda on an overall income basis solely by the execution, delivery, performance or enforcement of this Agreement or the issuance or sale of the Shares or by virtue of the ownership or transfer of Shares or the receipt of payments on this Agreement.

(iii)                               Rio das Contas. To the Company’s knowledge, each representation and warranty of Panoro Energy Do Brasil Ltda. contained in the Quota Purchase Agreement, dated May 14, 2013, between Panoro Energy do Brasil Ltda. and GeoPark Brazil Exploração e Produção de Petróleo e Gás Ltda. (the “Quota Purchase Agreement”) is true and correct as of the date of such agreement in all material respects, except to the extent such representation or warranty is qualified in terms of material adverse effect or materiality, in which case, each such representation or warranty need be true in all respects.  GeoPark Brazil Exploração e Produção de Petróleo e Gás Ltda. has not received any notice specified in Section 8.06 (Notice of Certain Events) of the Quota Purchase Agreement.

4.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

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(d)                                 Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and

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furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                   Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market.  For a period of 180 days after the date of the Prospectus, the Company will not, without the prior written consent of J. P. Morgan Securities LLC, who shall provide prior notice of such consent to the other Underwriters and who shall notify the other Underwriters upon receipt of any request by the Company for a release or waiver of the following restrictions, (i) issue, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission or any other securities regulatory authority a registration statement or similar application under the Securities Act or any other securities law relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (collectively with the Stock, the “Lock-Up Securities”) (including without limitation, Lock-Up Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing,  (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission or any other securities regulatory authority relating to the offering of any Lock-Up Securities, in each case other than: (1) the Shares to be sold hereunder; (2) the issuance by the Company of shares of, or options to purchase shares of, Stock, restricted stock units or other equity awards to employees, officers, directors, advisors or consultants of the Company pursuant to the employee benefit plans described in the Pricing Disclosure Package, provided that such shares of, or options to purchase shares of, Stock, restricted stock units or other equity awards awarded to each director or officer who executes and delivers to the Representative a lock-up letter substantially in the form of Exhibit A hereto are restricted subject to the provisions of such lock-up letter, and further provided that no public report or filing by any party (donor, donee, transferor or transferee) under

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the Exchange Act or any other U.S., state or foreign securities laws or regulations or other public announcement in any jurisdiction shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 13F or a filing on Schedule 13D or Schedule 13G (or 13D-A or 13G-A) that is required by law to be made after the expiration of the 180-day period after the date of the Prospectus); and (3) the filing by the Company of one or more registration statements on Form S-8 with respect to the employee benefit plans described in the Pricing Disclosure Package.

If J.P. Morgan Securities LLC, on behalf of the Underwriters, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(u) hereof for an officer or director of the Company and provides the Company and the other Underwriters with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)                                    No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k)                                 Tax Gross-Up.  The Company agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed under the current laws and regulations of the United States of America or Bermuda, any political subdivision thereof or any other applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.  The Company further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of this Agreement.

(l)                                     Exchange Listing/Delisting.  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE.  The Company will use its best effort to (i) seek admission of the Underwritten Shares to trading on AIM in accordance with the requirements of the AIM Rules and (ii) subsequently cancel the admission of the Shares from the AIM (in

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compliance with the requirements of the AIM Rules) and the Santiago Offshore Stock Exchange as soon as practicable after the Shares are listed on the NYSE.

(m)                             Reports.  So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(n)                                 Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)                                 Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(p)                                 Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.

5.                                      Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                                 It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

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(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement or the 8-A Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                                  Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Company signed by the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing

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Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                   Comfort Letters.  (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PwC, PwC Colombia and Ernst & Young shall have each furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be; and (ii) on the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, of its principal financial officer with respect to certain financial data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)                                  Opinion and 10b-5 Statement of U.S. Counsel for the Company.  Davis Polk & Wardwell LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-1 hereto.

(h)                                 Opinion of Bermuda Counsel for the Company.  Cox Hallett Wilkinson Limited, Bermuda counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-2 hereto.

(i)                                     Opinion and 10b-5 Statement of Chilean Counsel for the Company.  Barros & Errázuriz Limitada Abogados, Chilean counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-3 hereto.

(j)                                    Opinion and 10b-5 Statement of Colombian Counsel for the Company.  Suarez Zapata Partners Abogados, Colombian counsel for the Company, shall have furnished to the

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Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-4 hereto.

(k)                                 Opinion and 10b-5 Statement of Brazilian Counsel for the Company.  Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-5 hereto.

(l)                                     Opinion of Special Argentine Counsel.  The Company and the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Maciel, Norman & Asociados, special Argentine counsel, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-6 hereto.

(m)                             Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of White & Case LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n)                                 Opinion and 10b-5 Statement of Chilean Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Carey y Cía. Ltda., Chilean counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(o)                                 Opinion and 10b-5 Statement of Colombian Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Gómez-Pinzón Zuleta Abogados S.A., Colombian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(p)                                 Opinion and 10b-5 Statement of Brazilian Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Pinheiro Neto Advogados, Brazilian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(q)                                 No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the

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Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(r)                                    Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, its subsidiaries listed in Schedule 2 hereto and Rio das Contas, in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, in each case, to the extent the concept of good standing is applicable in such jurisdiction.

(s)                                   Exchange Listing.  The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(t)                                    Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by the certain shareholders, officers and directors of the Company listed in Annex E hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(u)                                 D&M Letter. The Representatives shall have received a letter, dated, respectively, the date hereof and each Closing Date, of D&M, substantially in the form of Annex D hereto.

(v)                                 Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package

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(including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, and its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Pricing Disclosure Package and the Prospectus furnished on behalf of each Underwriter: the names of each Underwriter, the concession and reallowance figures appearing in the [fifth] paragraph under the caption “Underwriting” and the information contained in the fourtheenth, fifteenth and sixteenth paragraphs under the caption “Underwriting;” provided, however, that that the aggregate liability of each Underwriter hereunder shall in no event exceed such Underwriter’s net underwriting discounts, compensations and commissions (after deducting taxes and expenses) with the respect of the offering of Shares; provided further, that the Underwriters shall not be liable for any losses, claims, damages, expenses or liabilities arising out of or based upon the Company’s failure to perform their respective obligations under this Agreement.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to

28

retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of

29

the Shares.  The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions (net of any taxes and non-reimbursed expenses) received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE, the AIM, the Santiago Offshore Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or the over-the-counter-market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by Bermuda, Colombian, Chilean, Brazilian or United States federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

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10.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

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11.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel, including U.S., Argentine, Bermuda, Chilean, Colombian and Brazilian counsels, and independent accountants for each of the Company and Rio das Contas; (iv) the fees and expenses of counsel to the Underwriters, including U.S., Canadian, Chilean, Colombian and Brazilian counsels, and all reasonable charges, taxes and disbursements, including travel expenses; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of U.S. counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, up to a maximum amount, when taken together with the fees and disbursements of U.S. counsel for the Underwriters incurred in connection with clause (iv) of this Section 11(a), of U.S.$50,000; (viii) all expenses incurred by the Company and the Underwriters in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees related to the listing of the Shares on the NYSE;  (x) any action relating to the listing of the Stock on the NYSE, AIM and the Santiago Offshore Stock Exchange subsequent delisting from the AIM and the Santiago Offshore Stock Exchange; and (xi) reasonable and documented out of pocket expenses of the Underwriters, including database research and travel expenses.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and

32

effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and, for the avoidance of doubt, includes branches of any subsidiary.

15.                               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.                               Miscellaneous.

(a)                                 Authority of the Representatives.  Other than as set forth in the applicable provisions of Section 4(h), pursuant to which J.P. Morgan Securities LLC may act solely on behalf of the Underwriters, any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 (fax:  (212) 622-8358), Attention  Equity Syndicate Desk; Banco BTG Pactual S.A. — Cayman Branch Butterfield House, 68 Fort Street, Grand Cayman, Cayman Islands (fax: (646) 924-2459), Attention: Jill Wallach; and Itau BBA USA Securities, Inc., 767 Fifth Ave., 50th Floor, New York, NY 10153 (fax: 212) 207 9076), Attention: Chief Compliance Officer.  Notices to the Company shall be given to it at Nuestra Señora de los Ángeles 179, Las Condes, Santiago, Chile, (fax:+56 (2) 2242-9600 ext. 2016); Attention: Pedro Aylwin.

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)                                  Agent for Service; Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company irrevocably appoints CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 15(d), shall be deemed in every respect effective service of process upon the Company in any such suit or

33

proceeding.  The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)                                 Judgment Currency.  The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)                                  Waiver of Immunity.  To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.

(f)                                   Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)                                  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)                                 Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)                                     Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GEOPARK LIMITED

By:
Name:
Title:

Accepted: , 2014

J. P. MORGAN SECURITIES LLC
BANCO BTG PACTUAL S.A. — CAYMAN BRANCH
ITAU BBA USA SECURITIES, INC.

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

BANCO BTG PACTUAL S.A. — CAYMAN BRANCH

By:
Authorized Signatory

ITAU BBA USA SECURITIES, INC.

By:
Authorized Signatory

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Underwritten Shares

J. P. Morgan Securities LLC
Banco BTG Pactual S.A. – Cayman Branch
Itau BBA USA Securities, Inc.
Scotia Capital (USA) Inc.

Total

Schedule 2

List of Subsidiaries

Name	Jurisdiction of Incorporation
GeoPark Latin America Limited	Bermuda
GeoPark Argentina Limited	Bermuda
GeoPark S.A.	Chile
GeoPark Brazil S.p.A.	Chile
GeoPark Chile S.A.	Chile
GeoPark Colombia S.A.	Chile
GeoPark Fell S.p.A.	Chile
GeoPark TdF S.A.	Chile
GeoPark Magallanes Limitada	Chile
GeoPark Latin America Limited Agencia en Chile	Chile
Servicios Southern Cross Limitada	Chile
GeoPark Colombia S.A.S.	Colombia
GeoPark Argentina Limited —Argentinean Branch	Argentina
GeoPark Brazil Exploração e Produção de Petróleo e Gás Ltda.	Brazil

Annex A-1

Form of Opinion and 10b-5 Letter of Davis Polk & Wardwell LLP, U.S. Counsel for the Company

[                    ], 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Banco BTG Pactual S.A. — Cayman Branch

Butterfield House, 68 Fort Street

Grand Cayman, Cayman Islands

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, NY 10153

As representatives of the several underwriters referred
to below (the “Representatives”)

Ladies and Gentlemen:

We have acted as special United States counsel for GeoPark Limited, a corporation organized under the laws of Bermuda (the “Company”), in connection with the Underwriting Agreement dated [                    ], 2014 (the “Underwriting Agreement”) with you and the other several underwriters (the “Underwriters”) named in Schedule 1 hereto under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of [                    ] shares (the “Shares”) of its common shares (par value $0.001 per common share).  [The Shares include [                    ] common shares of the Company to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.]

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the registration statement of the Company on Form F-1 (File No. 333-191068) and Amendment Nos. 1, 2, 3, 4 and 5 thereto filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Shares.  In addition, we have [examined evidence] that the registration statement, as so amended, was declared effective under the Act on [                    ], 2014.  To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued.  The registration statement on Form F-1, as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement”; and the related prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(1)                                 Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Bermuda law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

(2)                                 Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Bermuda law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 16(c) of the Underwriting Agreement, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in Section 16(c) thereof; and service of process effected on such agent in the manner set forth in Section 16(c) thereof will be effective to confer valid personal jurisdiction on the Company.

(3)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “Investment Company,” as such term is defined in the Investment Company Act of 1940, as amended.

(4)                                 The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by the Underwriting Agreement will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws, or (ii) any agreement that is specified in Annex A hereto.

(5)                                 No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the caption “Material tax considerations—Material U.S. federal income tax considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto. In our opinion, such statements fairly and accurately summarize these provisions in all material respects.

We express no view as to whether a U.S. federal court sitting in the State of New York or a court of the State of New York would render or enforce a judgment in a currency other than United States dollars.

In rendering the opinions in paragraphs (1) and (2) above, we have assumed that each party to the Underwriting Agreement has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization.  In addition, we have assumed that the execution, delivery and performance by each party thereto of the Underwriting Agreement to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.  With respect to all matters of Bermuda law, you have received, and we understand that you are relying upon, the opinion of Cox Hallett Wilkinson Limited; with respect to all matters of Chilean law, you have received, and we understand that you are relying upon, the opinions of Barros & Errázuriz Limitada Abogados and Carey y Cía. Ltda.; with respect to all matters of Colombian law, you have received, and we understand that you are relying upon, the opinions of Suárez Zapata Partners Abogados and Gómez-Pinzón Zuleta Abogados; with respect to all matters of Brazilian law, you have received, and we understand that you are relying upon, the opinions of Machado, Meyer, Sendacz e Opice Advogado and Pinheiro Neto Advogados;

and with respect to all matters of Argentine law, you have received, and we understand that you are relying upon, the opinion of Maciel, Norman & Asociados, each delivered pursuant to Section 6 of the Underwriting Agreement.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Schedule 1

Underwriters

J. P. Morgan Securities LLC

Banco BTG Pactual S.A. — Cayman Branch

BTG Pactual US Capital LLC

Itau BBA USA Securities, Inc.

Scotia Capital (USA) Inc.

[                    ], 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Butterfield House, 68 Fort Street

Grand Cayman, Cayman Islands

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, NY 10153

As representatives of the several underwriters referred
to below (the “Representatives”)

Ladies and Gentlemen:

We have acted as special United States counsel for GeoPark Limited, a corporation organized under the laws of Bermuda (the “Company”), in connection with the Underwriting Agreement dated [                    ], 2014 (the “Underwriting Agreement”) with you and the other several underwriters (the “Underwriters”) named in Schedule 1 hereto under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of [                    ] shares (the “Shares”) of its common shares (par value $0.001 per common share).  [The Shares include [                    ] common shares of the Company to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.]

We have participated in the preparation of the registration statement of the Company on Form F-1 (File No. 333-191068) and Amendment Nos. 1, 2, 3, 4 and 5 thereto filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Shares.  In addition, we have [examined evidence] that the registration statement, as so amended, was declared effective under the Act on [                    ], 2014.  The registration statement on Form F 1, as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement”; the preliminary prospectus relating to the offers of Shares dated [                    ], 2014 is hereinafter referred to as the “Preliminary Prospectus”; and the related prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus together with the public offering price per share and the number of shares set forth on the cover page of the Prospectus are hereinafter referred to as the “Disclosure Package.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval

(“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting, oil and gas reserve data or quantitative information.  Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America.  As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the caption “Material tax considerations—Material U.S. federal income tax considerations”).  However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, Bermuda, Chilean, Colombian, Brazilian and Argentine counsel to, independent reserve engineers of and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification.  We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)                                     the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)                                  nothing has come to our attention that causes us to believe that:

(a)                                 the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)                                 at [      ] [A/P].M. New York City time on [                    ], 2014, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                                  the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus, the operating and statistical oil and gas reserves and production data included in the Registration Statement, the Disclosure Package or the Prospectus, or the reports prepared by DeGolyer and MacNaughton, independent reserves engineers, included as exhibits to the Registration Statement.  In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Schedule 1

Underwriters

J. P. Morgan Securities LLC

Banco BTG Pactual S.A. — Cayman Branch

BTG Pactual US Capital LLC

Itau BBA USA Securities, Inc.

Scotia Capital (USA) Inc.

Annex A-2

Form of Opinion of Cox Hallett Wilkinson Limited, Bermuda Counsel for the Company

[                    ], 2014

J.P. Morgan Securities LLC

Banco BTG Pactual S.A.—Cayman Branch

Itau BBA USA Securities Inc.

as Representatives of the several Underwriters named on Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

c/o Banco BTG Pactual S.A.—Cayman Branch

Butterfield House

68 Fort Street

Grand Cayman

Cayman Islands

c/o Itau BBA USA Securities Inc.

767 Fifth Avenue, 50th Floor

New York, NY 10153

United States of America

Ladies and Gentlemen:

We have acted as Bermuda counsel to GeoPark Limited (the “Company”), GeoPark Argentina Limited (“GPA”) and GeoPark Latin America Limited (“GPL”, together with GPA, the “Subsidiaries” and each a “Subsidiary”) which are each companies incorporated under the laws of Bermuda, in connection with: (i) the issue and sale to you and the other underwriters for whom you are acting as representatives, as listed in the Underwriting Agreement (as defined below) (the “Underwriters”) by the Company of [                    ] common shares (the “Firm Shares”) of the Company, par value US$0.001 per share, (the “Common Shares”), and (ii) at the option of the Underwriters, the issue and sale by the Company of up to an aggregate additional amount of [                    ] Common Shares to the Underwriters (the “Option Shares” and collectively with the Firm Shares, the “Shares”), pursuant the underwriting agreement dated [                    ], 2014 between you and the Company (the “Underwriting Agreement”).

This letter of opinion is being delivered to you pursuant to Section [6(h)] of the Underwriting Agreement. Capitalized terms used in this opinion and not otherwise defined herein, shall have the meaning given them in the Underwriting Agreement.

In connection with this opinion we have examined and relied upon the following:

1.     the Registration Statement, the Pricing Disclosure Package and the Prospectus; and

2.     the Underwriting Agreement.

We have also examined and relied upon the documents and searches listed (and in some cases defined) in Schedule 2 to this opinion and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

Assumptions

We have assumed (without making any investigation thereof):

(a)           the genuineness and authenticity of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)           the genuineness of all signatures on the documents reviewed by us;

(c)           that the copies of all documents that were received by electronic means are complete, intact and in conformity with the transmission as sent;

(d)           the capacity, power and authority of each of the parties to the Underwriting Agreement (other than the Company) to enter into and perform their respective obligations thereunder;

(e)           the accuracy and completeness of all factual representations (save for facts that are the subject of our opinions herein) made in the Underwriting Agreement and other documents reviewed by us, and that such representations have not since such review been materially altered;

(f)            that the Underwriting Agreement constitutes the legal, valid and binding obligations of each of the parties thereto (other than the Company) under the laws of their jurisdiction of incorporation or its jurisdiction of formation;

(g)           the due execution of the Underwriting Agreement by each of the parties thereto (other than the Company) and the delivery thereof of each of the parties thereto (other than the Company);

(h)           that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

(i)            that the Company Resolutions (as defined in Schedule 2 to this opinion) are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the board of directors and the special committee of the board of directors of the Company [by unanimous written resolution/in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout] and that there is no matter affecting the authority of the directors or the members of the special committee to effect entry by the Company into the Underwriting Agreement, not disclosed by the Company Constitutional Documents (as defined in Schedule 2 to this opinion) or the Company Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(j)            the validity and binding effect under the laws of the State of New York (the “New York Laws”) of the Underwriting Agreement;

(k)           the validity under the New York Laws of the submission by the Company pursuant to the Underwriting Agreement to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York (together, the “New York Courts”);

(l)            that the Underwriting Agreement is in the proper legal form to be admissible in evidence and enforced in the New York Courts and in accordance with the New York Laws;

(m)          that neither the Company nor its Subsidiaries carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses; and

(n)           that the records which were the subject of the Company Searches and the Litigation Searches were complete and accurate at the time of such searches and disclosed all information which is material for the purposes of this opinion and such information has not materially changed since the date of such searches.

Reservations

(a)           The term “enforceable” as used in this opinion means that an obligation is of a type that the Bermuda courts will enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Underwriting Agreement. The obligations of the Company under the Underwriting Agreement:

(i)            will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors;

(ii)           will be subject to statutory limitation of the time within which proceedings may be brought;

(iii)          will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; and

(iv)          may not be given effect to by a Bermuda court, whether or not it was applying the New York Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts;

(b)           We do not purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Bermuda.  This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(c)           We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Underwriting Agreement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(d)           Searches of the Register of Companies (the “Register”) at the office of the Registrar of Companies in Hamilton, Bermuda (the “Registrar”) and of the Supreme Court Cause and Judgment Book (the “Cause Book”) at the Registry of the Supreme Court in Hamilton, Bermuda (the “Registry”) are not conclusive and it should be noted that the Register and the Book do not reveal:

(i)            details of matters which have been lodged for filing or registration which, as a matter of best practice of the Registrar or the Registry, would have or should have been disclosed on the public file or the Cause Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file or the Book;

(ii)           details of matters which should have been lodged for filing or registration with the Registrar or at the Registry but have not been lodged for filing or registration at the date the search is concluded;

(iii)          whether an application to the Supreme Court of Bermuda for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Cause Book at the date and time the search is concluded;

(iv)          whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)           whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Companies Act 1981 (the “Companies Act”).

(e)           “Non-assessability” is not a legal concept under Bermuda law.  Reference in this opinion to shares being “non-assessable” means, in relation to fully-paid shares of the Company (i) that no further sums are payable with respect to the issue of Shares and (ii) that no shareholder shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires such shareholder to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Opinions

We have made such examination of the laws of Bermuda as currently applied by the courts of Bermuda as in our judgment is necessary for the purpose of these opinions.  Based upon and subject to the assumptions and qualifications set out in this opinion, we are of the opinion that:

1.                                           The Company is duly incorporated with limited liability and is existing and in good standing under the laws of Bermuda (meaning that it has not failed to make any filing with any Bermuda governmental authority or pay any Bermuda government fee or tax which might make it liable to be struck off the Register and thereby cease to exist under the laws of Bermuda).  The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business as described in the “Business” section of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.                                           Each Subsidiary is duly incorporated with limited liability and is existing and in good standing under the laws of Bermuda (meaning that it has not failed to make any filing with any Bermuda governmental authority or pay any Bermuda government fee or tax which might make it liable to be struck off the Register and thereby cease to exist under the laws of Bermuda).  Each Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct the business described in the “Business” section of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.                                           The Company has the authorised capitalisation as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Capitalization” and “Description of share capital”.  Based and in reliance solely and without enquiry on the Officer’s Certificate (as defined in Schedule 2 to this opinion):

(a)                           all the issued shares of the Company have been duly and validly authorised and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issue of any shares in the capital of the Company or any Subsidiary,

(b)                           all the issued shares of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorised and issued, are fully paid and non-assessable, except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,

The issued shares of the Company and any securities convertible into or exchangeable for any shares in the capital of or other equity interest in the Company or any Subsidiary or any rights, warrants or options relating to the issue of any shares in the capital of the Company or any

Subsidiary conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.               The Shares will, upon payment for and delivery of the Shares as contemplated by the Underwriting Agreement, be duly authorised and validly issued, credited as fully paid and non-assessable.

5.               The execution and delivery of the Underwriting Agreement by the Company, the performance by the Company of its obligations thereunder, including the issue and sale of the Shares (or any portion thereof) being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Underwriting Agreement:

(a)         are within the corporate powers of the Company and have been duly authorised;

(b)         will not conflict with the memorandum of association or bye-laws of the Company or violate or result in the breach of any Bermuda law or regulation; and

(c)         based and in reliance solely and without enquiry on the Officer’s Certificate, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject.

6.             The Underwriting Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company enforceable in Bermuda in accordance with its terms.

7.             Based solely on the Litigation Searches, there are no judgments against, or legal or governmental actions or proceedings pending in Bermuda to which the Company or its Subsidiaries are subject.

8.             Based solely on the Company Searches, there are no notices to the Registrar of the passing of a resolution of members or creditors to wind up the Company and no notice appointing a liquidator or receiver has been provided to the Registrar.

9.             Save as set out herein, no authorisation, consent, approval, license, qualification or formal exemption from, or any filing, declaration or registration with any court, governmental or municipal authority or other public body of Bermuda is required in connection with the execution and delivery of the Underwriting Agreement, the performance by Company of its obligations under the Underwriting Agreement, the enforceability or admissibility in evidence of the Underwriting Agreement, the distribution by the Company of the Pricing Disclosure Package and the Prospectus, the issue and sale of the Shares being delivered on the Closing Date or Additional

Closing Date, as the case may be, or the consummation of the transactions contemplated by the Underwriting Agreement.

10.          The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement will, upon payment and delivery as contemplated by the Underwriting Agreement, be duly authorized and validly issued, and credited as fully paid and non-assessable.

11.          Except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no pre-emptive rights or other restrictions imposed by Bermuda law or the Company Constitutional Documents in respect of the issue or transfer of the Shares and there is no restriction upon the voting of the Shares pursuant to the Company Constitutional Documents.

12.          Pursuant to the Exchange Control Act 1972 (and regulations made thereunder) (“ECA”), the Bermuda Monetary Authority (the “BMA”) must approve the issue and subsequent transfer of Shares of the Company from and to non-residents.  However, for so long as the Shares are listed on the New York Stock Exchange, which is an appointed stock exchange for the purposes of the Act, the issue and subsequent transfer of the Shares will be generally permitted.

13.          The transactions contemplated by the Underwriting Agreement are not subject to any currency deposit or reserve requirements in Bermuda.  The Company has been designated as “non-resident” for the purposes of the ECA and there is no restriction or requirement of Bermuda binding the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Underwriting Agreement.

14.          The Company has received an assurance for the Ministry of Finance granting an exemption, until 31 March 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to such Company.

15.          The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus appearing under the headings “Risk factors”, “Certain Bermuda tax considerations” and “Enforcement of judgments,” and in the Registration Statement in item 6, in each case to the extent that they constitute statements of Bermuda law or summaries of the Company’s organisational documents, are accurate in all respects.

16.          Neither the Underwriting Agreement nor the Shares will be subject to ad valorem stamp duty, registration, recording, filing or other fees, duties or taxes in Bermuda and no such fees, duties or taxes are payable in Bermuda in connection with the execution, delivery or performance of such Underwriting Agreement.

17.                              The choice of the New York Laws as the governing law of the Underwriting Agreement is a valid choice of law and the submission by the Company to the jurisdiction of the New York Courts is valid and binding upon it and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws:

(a)                                 which such court considers to be procedural in nature;

(b)                                 which are revenue or penal laws; or

(c)                                  the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

18.                               The appointment by the Company of an agent for receipt of any service of process of any court for the receipt of any service of process in the State of New York in connection with any matter arising out of or in connection with the Underwriting Agreement to which the Company is a party is a valid and effective appointment under the laws of Bermuda, if such appointment is valid and binding under the New Yorks Laws and if no other procedural requirements are necessary in order to validate such appointment.

19.                               None of the Company, its Subsidiaries nor any of their respective assets are entitled to immunity from suit, execution, attachment of legal process under the laws of Bermuda, whether characterised as sovereign immunity or otherwise from any legal action or proceeding in Bermuda (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

20.                               No Bermuda taxes are imposed by withholding or otherwise on:

(a)                                 any payment to be made by the Company under the Underwriting Agreement or are imposed on or by virtue of the execution or delivery by the Company of the Underwriting Agreement or any document or instrument to be executed or delivered under the Underwriting Agreement; and

(b)                                 any gains realised on the disposal or redemption of any of the Shares by a shareholder who is neither resident or domiciled in, nor engaged in trade or business through a permanent establishment in, Bermuda.

21.                               The Judgments (Reciprocal Enforcement) Act 1958 (the “1958 Act”) does not apply to judgments of the New York Courts and as a result a final and conclusive judgment of the New York Courts against the Company based upon the Underwriting Agreement under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in the Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the New York Courts’ judgment.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the New York Courts’ judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(i)            the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)           the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Under Section 3 of the 1958 Act, the registration of the judgment of the New York Courts in the Supreme Court of Bermuda involves the conversion of the judgment debt into Bermuda Dollars at the date of such court’s judgment.  However, the BMA has indicated that its present policy is to give the consent necessary for the Bermuda dollar award made by the Supreme Court of Bermuda to be converted into external currency.  No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment.  Court fees will be payable in connection with proceedings for enforcement.

22.                               No party to the Underwriting Agreement will be deemed to be resident, domiciled, carrying on business or subject to taxation in Bermuda by reason only of the negotiation, preparation, execution, performance, enforcement of, and or receipt of any payment due from the Company under the Underwriting Agreement.

23.                               A holder of the Shares will not be deemed to be resident, domiciled, carrying on business or subject to taxation in Bermuda solely by reason of holding the Shares.

24.                               It is not necessary under the laws of Bermuda:

(a)                                 in order to enable any party to the Underwriting Agreement to enforce its rights under such Underwriting Agreement; or

(b)                                 by reason of the execution, delivery and performance of the any such Underwriting Agreement,

that such persons should be licensed, qualified or otherwise entitled to carry on business in Bermuda.

Disclosure

This opinion may be relied upon by the Underwriters only in connection with the arrangements contemplated by the Underwriting Agreement and may not be used or relied upon by the Underwriters or any other person for any other purpose whatsoever other than in connection with the transactions contemplated by the Transaction Documents, without in each instance our prior written consent, except as may be required by any court or other governmental or regulatory authority or in connection with any litigation or other proceeding to which this opinion letter may be relevant. We agree that this opinion may be disclosed, on a confidential non-reliance basis, to the professional advisors of the Underwriters.

This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

Yours faithfully,

duly authorised for and on behalf of
COX HALLETT WILKINSON LIMITED

Schedule 1

to

Opinion of Cox Hallett Wilkinson Limited

Underwriters

J. P. Morgan Securities LLC

Banco BTG Pactual S.A. — Cayman Branch

BTG Pactual US Capital LLC

Itau BBA USA Securities, Inc.

Scotia Capital (USA) Inc.

Schedule 2

to

Opinion of Cox Hallett Wilkinson Limited

1.                                      The entries and filings shown in respect of:

(a)                                 the Company on the files of the Company maintained in the Register of Companies at the office of the Registrar, as revealed by a search on 17 January 2014 at [  ] a.m.  and an updated search on [] 2014;

(b)                                 GPA on the files of GPA maintained in the Register of Companies at the office of the Registrar, as revealed by a search on 17 January 2014 at [] a.m. and an updated search on [] 2014; and

(c)                                  GPL on the files of GPL maintained in the Register of Companies at the office of the Registrar, as revealed by a search on 17 January 2014 at [] a.m. and an updated search on [] 2014,

(together, the “Company Searches”).

2.                                      The entries and filings shown in respect of:

(a)                                 the Company in the Cause Book maintained at the Registry, as revealed by a search on 17 January 2014 at [] a.m. and an updated search on [] 2014;

(b)                                 GPA in the Book maintained at the Registry, as revealed by a search on 17 January 2014 at [] a.m. and an updated search on [] 2014; and

(c)                                  GPL in the Book maintained at the Registry, as revealed by a search on 17 January 2014 and an updated search on [] 2014,

(together, the “Litigation Searches”).

3.                                      Copies of the certificate of incorporation, memorandum of association and the bye-laws of the Company certified by the [assistant] secretary of the Company on [] 2014 (collectively referred to as the “Company Constitutional Documents”).

4.                                      Copies of the certificate of incorporation, memorandum of association and the bye-laws of GPA certified by the [assistant] secretary of GPA on [] 2014.

5.                                      Copies of the certificate of incorporation, memorandum of association and the bye-laws of GPL certified by the [assistant] secretary of GPL on [] 2014.

6.                                      Copies of unanimous written resolutions of the board of directors of the Company effective 30 August 2013 and [] January 2014 and the special committee of the board of directors effective on [ ] 2014 (the “Company Resolutions”).

7.                                      An Officer’s Certificate executed by [], [] of the Company dated [] 2014 confirming certain factual matters in respect of the Company and each Subsidiary (the “Officer’s Certificate”).

8.                                      A copy of the Register of Directors and Officers of the Company certified by the [assistant] secretary of such Company on [] 2014.

9.                                      A Certificate of Compliance dated 17 January 2014 issued by the Ministry of Economic Development in respect of the Company under the Act.

10.                               A Certificate of Compliance dated 17 January 2014 issued by the Ministry of Economic Development in respect of GPA under the Act.

11.                               A Certificate of Compliance dated 17 January 2014 issued by the Ministry of Economic Development in respect of GPL under the Act.

12.                               A copy of a tax assurance certificate issued by the Ministry of Finance in respect of the Company under the Exempted Undertakings Tax Protection Act 1966.

13.                               A copy of a tax assurance certificate issued by the Ministry of Finance in respect of GPA under the Exempted Undertakings Tax Protection Act 1966.

14.                               A copy of a tax assurance certificate issued by the Ministry of Finance in respect of GPL under the Exempted Undertakings Tax Protection Act 1966.

15.                               A copy of the share specimen certificate of the Company.

Annex A-3

Form of Opinion and 10b-5 Statement of Barros & Errázuriz Limitada Abogados, Chilean Counsel for the Company

Santiago, [    ], 2014

J.P. Morgan Securities LLC

Banco BTG Pactual S.A.—Cayman Branch

Itau BBA USA Securities Inc.

as Representatives of the several Underwriters named on Schedule 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States of America

c/o Banco BTG Pactual S.A. — Cayman Branch

Butterfield House, 68 Fort Street

Grand Cayman, Cayman Islands

c/o Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, NY 10153

United States of America

Ladies and Gentlemen:

We have acted as Chilean counsel to GeoPark Limited (the “Issuer” or the “Company”), a company incorporated under the laws of Bermuda in connection with: (i) the issuance and sale to you and the other underwriters for whom you are acting as representatives, as listed in the Underwriting Agreement (as defined below) (the “Underwriters”) by the Company of [    ] common shares, par value US$0.001 per share, (the “Common Shares”) of the Company (the “Firm Shares”) and (ii) at the option of the Underwriters, the issuance and sale by the Company of up to an aggregate additional amount of [    ] Common Shares to the Underwriters (the “Option Shares” and collectively with the Firm Shares, the “Shares”), pursuant the underwriting agreement dated [    ], 2014 between you and the Company (the “Underwriting Agreement”).

This legal opinion is being delivered to you pursuant to [Section 6(i)] of the Underwriting Agreement. Capitalized terms used in this opinion and not otherwise defined herein, shall have the meaning given them in the Underwriting Agreement.

In connection with this opinion, we have examined:

(a)                       the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(b)                       the Underwriting Agreement;

(c)                        the agreements listed in Annex A hereto;

(d)                       certified copies of the current bylaws (estatutos sociales) and existing certificates of the following branches or subsidiaries of the Issuer organized under the laws of the Republic of Chile (“Chile”) (each a “Chilean Company” and, collectively, the “Chilean Companies”):

i.                      GeoPark Latin America Limited Agencia en Chile, an established branch, under the laws of Chile, of GeoPark Latin America Limited- Bermuda an exempted company incorporated under the laws of Bermuda and wholly owned by the Issuer;

ii.                   GeoPark Fell SpA, a sociedad por acciones incorporated under the laws of Chile;

iii.                GeoPark S.A., a sociedad anónima incorporated under the laws of Chile;

iv.               GeoPark Chile S.A., a sociedad anónima incorporated under the laws of Chile;

v.                  GeoPark Magallanes Limitada, a sociedad de responsabilidad limitada incorporated under the laws of Chile;

vi.               GeoPark TdF S.A., a sociedad anónima incorporated under the laws of Chile;

vii.            GeoPark Colombia S.A., a sociedad anónima incorporated under the laws of Chile;

viii.         GeoPark Brazil SpA, a sociedad por acciones under the laws of Chile; and

ix.               Servicios Southern Cross Limitada, a sociedad de responsabilidad limitada incorporated under the laws of Chile.

The documents referred to above are hereinafter referred to as the “Transaction Documents”.

In addition, we have examined such corporate records, certificates and other documents, and such certificates or comparable documents of public officials, governmental approvals and filings, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. With respect to matters of fact we deem necessary to consider to render this opinion, we have relied upon the accuracy of representations and warranties of the Issuer and other factual matters contained in the Transaction Documents and the Prospectus and upon the representations, opinions and certificates of officers of the Issuer and the Chilean Companies, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

We are attorneys admitted to practice in Chile and we express no opinions as to any laws other than the laws of Chile or as to any legal effect of any fact pursuant to any law other than Chilean law.  In rendering the opinions contained herein, we have assumed, without any independent investigation or verification of any kind: (a) that the Transaction Documents have been negotiated and agreed by the parties thereto considering concepts such as good faith and fair dealing; (b) the genuineness of all signatures contained in the documents provided to us; (c) the legal capacity of all individuals; (d) the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as duplicates, copies, or certified or conformed copies, and the authenticity of the originals of such latter documents; (e) that the Transaction Documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to the Transaction Documents (other than the Issuer and the Chilean Companies), and the making and performance of each of the Transaction Documents is within the power and authority of each party thereto (other than the Issuer and the Chilean Companies); (f) the legality, validity, binding effect and enforceability of the Transaction Documents under the law expressly stated therein to govern the same (other than the laws of Chile); and (g) that there is nothing under any law (other than the laws of Chile) which would or might affect the opinions hereinafter appearing.

In addition, we deem necessary to point out that the Transaction Documents do not represent a public offering of securities under the laws and regulations of Chile.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.                             To the extent applicable, each Chilean Company has taken all corporate action required by Chilean law in connection with entering into each of the Transaction Documents and the consummation of the transactions contemplated therein.

2.                             Each Chilean Company has been duly organized and is validly existing and in good standing under the laws of Chile, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

3.                             All the outstanding shares of capital stock or other equity interests of each Chilean Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Issuer in the percentages stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except to the extent set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the capital stock of the Chilean Companies conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.                             The execution, delivery and performance by the Issuer and each Chilean Company, as applicable, of the Transaction Documents to which it is a party, the compliance by the Issuer and each Chilean Company, as applicable, with the terms thereof, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Transaction Documents will not:

a.              result in any violation of the provisions of the by-laws or similar organizational documents of the Chilean Companies;

b.              to our knowledge, after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Chilean Companies pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Chilean Companies are a party or by which the Chilean Companies are bound or to which any of the property or assets of the Chilean Companies are subject; or

c.               result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority in Chile.

5.                             There are no notices of the passing of a resolution of its members, shareholders or creditors to wind up the Chilean Companies and no notice appointing a liquidator or receiver has been provided.

6.                             To our knowledge, after due inquiry, there are no judgments against the Chilean Companies, nor any legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Chilean Companies are or may be a party or to which any property, right or asset of the Chilean Companies is or may be the subject that, if determined adversely to the Chilean Companies, would, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings are, to our knowledge, after due inquiry, threatened or contemplated by any governmental or regulatory authority or threatened by others.

7.                             No authorization, consent, approval, order, license, qualification, filing, declaration or registration of or with, or formal exemption from, any court, arbitrator, governmental or regulatory authority or other public body of Chile is required in connection with the execution and delivery, and the performance by the Issuer of its obligations under, the Transaction Documents to which the Issuer is a party, the compliance by the Issuer with the terms thereof, the enforceability or admissibility in evidence of the Transaction Documents to which the Issuer is a party, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, or the consummation of the transactions contemplated by the Transaction Documents to which the Issuer is a party.

8.                             Except to what is described in the Prospectus under “Material tax considerations—Chilean tax on transfers of shares”, all payments to be made to or by the Issuer on or by virtue of the execution, delivery, performance or enforcement of the Transaction Documents to which the Issuer is a party or any document or instrument to be executed or delivered under the Transaction Documents to which the Issuer is a party will not be subject to withholding, duties, levies, deductions, charges or other taxes in Chile and are otherwise free and clear of any other withholding, duty, levy, deduction, charge or other tax in Chile.

9.                             Except to what is described in the Prospectus under “Material tax considerations—Chilean tax on transfers of shares”, no Chilean taxes are imposed by withholding or otherwise on any gains realized on the disposal or redemption of any of the Shares by a holder who is neither resident or domiciled in, nor engaged in trade or business through a permanent establishment in, Chile;

10.                             Except to what is described in the Prospectus under “Material tax considerations—Chilean tax on transfers of shares”, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Chile or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery, performance and enforcement of the Transaction Documents to which the Issuer is a party or of any other document to be furnished thereunder or (ii) the offer or sale of the Shares;

11.                             Except what is described in the Prospectus under “Material tax considerations—Chilean tax on transfers of shares”, none of the holders of the Shares or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in Chile on an overall income basis solely by the issuance or sale of the Shares or by virtue of the ownership or transfer of Shares.

12.                             Each Chilean Company has good and marketable title in fee simple (in the case of real property) to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of such Chilean Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for those that (i) do not materially interfere with the use made and proposed to be made of such property by the Chilean Companies or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

13.                             Each of the Chilean Companies owns or has the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) necessary for the conduct of its businesses as currently conducted, and the conduct of its respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; and, to our knowledge, after due inquiry, none of the Chilean Companies has received any written notice of any claim relating to Intellectual Property and to its knowledge, after due inquiry, its Intellectual Property is not being infringed, misappropriated or otherwise violated by any person.

14.                             Each of the Chilean Companies possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to our knowledge, after due inquiry, none of the Chilean Companies has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

15.                             Each of the Chilean Companies has insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary for companies in similar industries, so as to require such qualification, other than where the failure to be so qualified would not have a Material Adverse Effect; and none of the Chilean Companies has, to the best of our knowledge, after due inquiry, (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

16.                             Each of the Chilean Companies has paid all federal, state and local taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency assessment, charge or levy that has been, or could to the best of our knowledge, after due inquiry, reasonably be expected to be, asserted against the Chilean Companies or any of their respective properties or assets.

17.                             The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects in each case insofar they constitute matters of Chilean law; the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus appearing under the headings “Prospectus summary,” “Risk factors,” “Management discussion and analysis of financial condition and results of operations,” “Business,” “Industry and regulatory framework”, “Certain tax considerations” and “Enforcement of judgments,” in each case to the extent that they constitute statements of Chilean law or legal conclusions or summaries of matters of Chilean law or of the Chilean Companies’ organizational documents, fairly summarize such legal matters, statutes or conclusions in all material respects and there are no other statutes or regulations of Chile that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in attention to the information required to be described in said documents.

18.                             None of the Chilean Companies or any of their respective assets or revenues, has any immunity, including sovereign immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Chile.

19.                             The courts of Chile would recognize as a valid judgment and would enforce in Chile a final, valid and conclusive judgment for the payment of a sum of money rendered against the Issuer, as the case may be, obtained in a court of competent jurisdiction in New York, which judgment remains in full force and effect after all appeals that may be taken with respect thereto, without any retrial or re-examination of the merits of the original action so long as the following conditions are met (the satisfaction or non satisfaction of which would be determined by the Supreme Court of Chile):

(a)              If there is a treaty for the enforcement of foreign judgments between Chile and the country where the court which has rendered the judgment sits, such treaty will be applied;

(b)              If there is no such treaty, the judgment of a foreign nation’s court would have in Chile the same force that such foreign nation extends to judgments of Chilean courts, by application of the principle of reciprocity;

(c)              If the judgment has been rendered by the courts of a country which does not enforce the judgment of Chilean courts, such judgment will not be enforced in Chile; and

(d)              If the above provisions cannot be applied, judgments of foreign courts have in Chile the same force as judgments of Chilean courts, provided that (i) they do not contain anything contrary to the laws of Chile, (ii) they are not in conflict with the national jurisdiction, (iii) defendant has been duly served process of the action or complaint, and has not been prevented from availing itself of its means of defense, and (iv) the judgment is final under the laws of the country in which it has been rendered (whether the judgment is final will depend on the laws of the country in which the judgment is rendered, and this must be evidenced in Chile);

and provided that such judgment (A) expressly identifies the Issuer as an obligor under any of the Transaction Documents, (B) orders the Issuer to make a payment under any of the Transaction Documents, (C) is not contrary to the public policy of Chile, and (D) does not affect in any way real property located in Chile, which is, as a matter of Chilean law, subject to the exclusive jurisdiction of Chilean courts.

There is currently no treaty as to the enforcement of foreign judgments in effect between Chile and the United States of America.

With respect to public policy of Chile and the enforcement of the obligations of the Issuer and foreign judgments with respect thereto, we are of the opinion that no provision of the Transaction Documents is contrary to the public policy of Chile, provided, however, that provisions of such Transaction Documents purporting to authorize conclusive determinations by any person, whether for interest, indemnities, costs, or otherwise, may not be enforceable if based upon a determination which is so arbitrary and unreasonable as to be contrary to basic and fundamental principles of the law of Chile. Also, disclaimers of liability will only be enforceable if there is no gross negligence or willful misconduct on the part of the person benefiting from such disclaimers.

The requirement that the defendant has been duly served process and that it has not been prevented from availing itself of its means of defence are factual issues that must be established when enforcing a foreign judgment in Chile.  The judgment would not be considered to have been rendered by default if personal service of process was made upon the process agent of the Issuer, designated pursuant to the Prospectus and the Underwriting Agreement, assuming such manner of service is valid under the laws of the State of New York, unless the Issuer, as the case may be, is able to prove that due to other reasons, it was prevented from making use of its legal means of defence.  In our view, a judgment based on personal service made upon the process agent of the Issuer designated in the the Prospectus and the Underwriting Agreement, assuming such manner of service was made, would be effective; however, under Chilean law, service of process by mail may not be deemed to constitute due service of process for the above purpose.

Upon compliance with the standards set forth in this paragraph 19, and in the absence of any condition referred to above which would render a foreign judgment unenforceable and provided that the foreign judgment is presented to the Supreme Court of Chile, in a duly legalized form (by the competent Chilean Consulate) and translated by an official translator accepted by such court, the courts in Chile would enforce a final and conclusive judgment against the Issuer, as the case may be, for the payment of money rendered by the foreign court, in accordance with the procedure contemplated for the enforcement of final and conclusive foreign judgments in the Chilean Civil Procedure Code. This Court will hear whatever presentation the party against whom enforcement is sought wishes to make.

20.                             It is not necessary under Chilean law (a) in order to enable the Underwriters to enforce their respective rights under any of the Transaction Documents; or (b) by reason of the execution, delivery or performance of any of the Transaction Documents, that any of them should be domiciled, resident, licensed, qualified or entitled to carry on business in Chile.

21.                             The Issuer is in compliance with rules and regulations of the Chilean Securities and Insurance Commission, the Santiago Offshore Stock Exchange and other applicable securities regulations of Chile, except where the failure to be so would not, individually or in the aggregate, have a Material Adverse Effect.

22.                             In the course of our acting as Chilean counsel to the Issuer in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, nothing has come to our attention that causes us to believe that the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of the dates thereof or hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is subject to the following additional qualifications and limitations:

(a)                                          the enforceability of the Transaction Documents is subject to the effect of applicable bankruptcy, insolvency, reorganization, liquidation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally;

(b)                                          the opinions expressed herein are limited to questions arising under the law of Chile as in effect on the date hereof (except where the opinion refers to an agreement dated as of an earlier date) and we do not express any opinion as to the laws of any other jurisdiction; and

(c)                                           this opinion letter is effective only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter, even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.  Accordingly, any person relying on this opinion letter at any time after the date hereof should seek the advice of its counsel as to the proper application of this opinion letter at such time.

We furnish this opinion letter solely for your benefit in connection with the transactions contemplated by the Transaction Documents.  This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose and may not be relied upon by any other person or for any other purpose other than in connection with the transactions contemplated by the Transaction Documents without our prior written consent in each instance, except as may be required by any court or other governmental or regulatory authority. We agree that this opinion may be disclosed, on a confidential non-reliance basis, to the professional advisors of the Underwriters.

Very truly yours,

BARROS & ERRÁZURIZ ABOGADOS LIMITADA

Schedule 1

Underwriters

J. P. Morgan Securities LLC

Banco BTG Pactual S.A.—Cayman Branch

BTG Pactual US Capital LLC

Itau BBA USA Securities, Inc.

Scotia Capital (USA) Inc.

Annex A

1.                            Share Pledge Agreement, dated February 11, 2013, among GeoPark Chile Limited Agencia en Chile, GeoPark Chile S.A., GeoPark Colombia S.A. and Deutsche Bank Trust Company Americas.

2.                            Intercompany Loan Pledge Agreement, dated February 11, 2013, among GeoPark Chile Limited Agencia en Chile, GeoPark Fell SpA., GeoPark Llanos SAS and Deutsche Bank Trust Company Americas.

3.                            Subscription Agreement, dated May 20, 2011, among LG International Corporation, GeoPark Chile Limited Agencia en Chile, GeoPark Chile S.A. and GeoPark Holdings Limited

4.                            Shareholders’ Agreement, dated May 20, 2011, among LG International Corporation, GeoPark Chile Limited Agencia en Chile and GeoPark Chile S.A.

5.                            Shareholders’ Agreement, dated December 18, 2012, among LG International Corporation, GeoPark Chile Limited Agencia en Chile and GeoPark Colombia S.A

6.                            Shareholders’ Agreement, dated October 4, 2011, among LG International Corporation, GeoPark TdF S.A. and GeoPark Chile S.A.

Annex A-4

Form of Opinion and 10b-5 Statement of Suarez Zapata Partners Abogados, Colombian Counsel for the Company

Bogotá, D.C., [                    ], 2014

J.P. Morgan Securities LLC

Banco BTG Pactual S.A.—Cayman Branch

Itau BBA USA Securities Inc.

as Representatives of the several Underwriters named on Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

c/o Banco BTG Pactual S.A.—Cayman Branch

Butterfield House

68 Fort Street

Grand Cayman

Cayman Islands

c/o Itau BBA USA Securities Inc.

767 Fifth Avenue, 50th Floor

New York, NY 10153

United States of America

Ladies and Gentlemen:

We have acted as legal counsel in the Republic of Colombia to GeoPark Colombia S.A.S. (the “Colombian Company”), a company incorporated under the laws of the Republic of Colombia, and only to the extent of Colombian law, and related to the Colombian Company and in connection with: (i) the issuance and sale to you and the other underwriters for whom you are acting as representatives, as listed in the Underwriting Agreement (as defined below) (the “Underwriters”) by the GeoPark Limited (“Company”) of [                    ] common shares, par value US$0.001 per share, (the “Common Shares”) of the Company (the “Firm Shares”) and (ii) at the option of the Underwriters, the issuance and sale by the Company of up to an aggregate additional amount of [                    ] Common Shares to the Underwriters (the “Option Shares” and collectively with the Firm Shares, the “Shares”), pursuant the underwriting agreement dated [                    ], 2014 between you and the Company (the “Underwriting Agreement”).

The opinion of Suárez Zapata Partners Abogados herein contained (the “Opinion”) is being delivered to you pursuant to [Section 6(j)] of the Underwriting Agreement. Capitalized terms used in this opinion and not otherwise defined herein, shall have the meaning given them in the Underwriting Agreement.

For the purposes of giving this Opinion we have examined and relied upon electronic copies of the following documents (the “Transaction Documents”):

1.              The Registration Statement, the Pricing Disclosure Package and the Prospectus;

2.              The Underwriting Agreement; and

3.              The certificate of existence and legal representation (certificado de existencia y representación legal) issued by the Chamber of Commerce of Bogotá as of [                    ], 2014 and certified copies of the current charters/bylaws (estatutos sociales) of the Colombian Company.

Assumptions

We have assumed (without making any investigation thereof) with respect to the Transaction Documents and any information delivered to us in relation to the Transaction Documents:

(a)                                the genuineness and authenticity of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)                                the genuineness of all signatures on the Transaction Documents;

(c)                                 that each of the Transaction Documents that was received by electronic means is complete, intact and in conformity with the transmission as sent;

(d)                                the capacity, power and authority of each of the parties to the Transaction Documents to enter into and perform its obligations under the Transaction Documents, other than the Colombian Company as applicable;

(e)                                 the accuracy and completeness of all factual representations (save for facts that are the subject of our opinions herein) made in the Transaction Documents and other documents reviewed by us, and that such representations have not since such review been materially altered;

(f)                                  that the Transaction Documents constitute the legal, valid and binding obligations of each of the parties thereto under the laws of their respective jurisdictions of incorporation or their jurisdiction of formation, other than the Colombian Company as applicable;

(g)                                 the due execution, as applicable, of the Transaction Documents by each of the parties thereto and the delivery thereof of each of the parties thereto, other than the Colombian Company as applicable;

(h)                                that there is no provision of the law of any jurisdiction, other than Colombia, which would have any implication in relation to the opinions expressed herein as applicable;

(i)                                   the validity and binding effect, of the Transaction Documents under the laws of the State of New York (the “New York Law”) and the Republic of Chile (the “Chilean Laws”) or any other jurisdiction as applicable; and

(j)                                   that each of the Transaction Documents and the Shares are in the proper legal form to be admissible in evidence and enforced in the Courts of the State of New York, in the Republic of Chile, or any other jurisdiction and in accordance with New York Laws, Chilean Laws or as applicable;

Reservations

(a)                                We do not purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Colombia, nor to companies which have not been incorporated and organized under Colombian law. This Opinion is limited to the laws of Colombia as applied by the courts of Colombia at the date and to the matter hereof;

(b)                                We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Transaction Documents by reference to a law other than that of Colombia, or to companies which have not been incorporated and organized under the Colombian laws, or as to the availability in Colombia of remedies which are available in other jurisdictions;

(c)                                 Our opinions herein below are solely those rendered and do not extend, imply or include any further representations or opinions as to the Colombian Company or Colombian law that are not expressly indicated herein; and

(d)                                Our opinions on all legal matters are only made to date and by reference to Colombian law and to Colombian Company which has been incorporated and organized under Colombian law, and within the current legal status of the Colombian Company, and as far as the Transaction Documents are not executed in Colombia.

Colombian Company

We have made such enquiries as to questions of Colombian law as we have deemed necessary in order to render the opinions set forth below, to the extent that the Colombian Company is not a direct party to such Transaction Documents. This Opinion is rendered in accordance with, and subject only to the laws of Colombia to date and as applicable to the Colombian Company:

1.                                     To the extent applicable, Colombian Company has taken all corporate action required by Colombian law in connection with entering into each of the Transaction Documents and the consummation of the transactions contemplated therein.

2.                                     Colombian Company is a corporation which has been duly organized and is validly existing and in good standing under the laws of Colombia, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect.

3.                                     All the outstanding shares of capital stock or other equity interests of Colombian Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, and were not issued in violation of any preemptive rights created by statutes, the

Colombian Company’s charter documents, as amended to date, or any agreement to which the Colombian Company is a party or by which the Colombian Company is bound; and the capital stock of the Colombian Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The foreign shareholder of the Colombian Company is currently registering its foreign investment in Colombia before the Colombian Central Bank (Banco de la República) in accordance with applicable laws.

4.                                     The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the compliance by the Company with the terms thereof, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Transaction Documents will not:

(i)                  result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Colombian Company;

(ii)               conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Colombian Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Colombian Company is a party or by which the Colombian Company is bound or to which any of the property or assets of the Colombian Company is subject; or

(iii)            result in the violation of any existing law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority in Colombia.

5.                                     There are no notices of the passing of a resolution of members or creditors to wind up the Colombian Company and no notice appointing a liquidator or receiver thereto has been provided.

6.                                     To the best of our knowledge, after due inquiry, there are no judgments against the Colombian Company, nor any legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Colombian Company is or may be a party or to which any property, right or asset of the Colombian Company is or may be a party or the subject which, individually or in the aggregate, could reasonably be expected to have a material adverse effect; and no such investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings are, to our knowledge, after due inquiry, threatened or contemplated by any governmental or regulatory authority or threatened by others.

7.                                     To the best of our knowledge, after due inquiry, no authorization, consent, approval, order, license, qualification, filing, declaration or registration of or with, or formal exemption from, any court, arbitrator, governmental or regulatory authority or other public body of Colombia is required in connection with the execution and delivery, and the performance by the Company outside of Colombia, of its obligations under the Transaction Documents to which the Company is a party, the compliance by the Company with the terms thereof, the enforceability or admissibility in evidence of the Transaction Documents to which the

Company is a party, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, or the consummation outside of Colombia of the transactions contemplated by the Transaction Documents to which the Company is a party.

8.                                      No Colombian taxes are imposed by withholding or otherwise on any gains realized on the disposal or redemption of any of the Shares by a holder outside the Colombian territory, who is neither resident or domiciled in Colombia, engaged in trade or business through a permanent establishment in Colombia, nor incorporated in Colombia, or that does not maintain an office or branch in Colombia, and does not act in any manner permanently or temporarily in Colombia, solely as a result of the disposal or redemption thereof, and as far as the Transaction Documents are not executed in Colombia

9.                                      All payments to be made abroad to or by the Company on or by virtue of the execution, delivery, performance or enforcement of the Transaction Documents to which the Company is a party or any document or instrument to be executed or delivered under the Transaction Documents to which the Company is a party, under the current laws and regulations of Colombia or any political subdivision thereof (each, a “Taxing Jurisdiction”) and to the extent they relate to the Company and as far as they are not executed, delivered, performed or enforced in Colombia, will not be subject to withholding, duties, levies, deductions, charges or other taxes in Colombia and are otherwise free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction

10.                               As of the date if this Opinion, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Colombia or any political subdivision or taxing authority thereof in connection with: (i) the execution, delivery, performance and enforcement of the Transaction Documents to which the Company is a party or of any other document to be furnished thereunder or (ii) the offer or sale of the Shares, solely in connection therewith and to the extent that the Underwriters are neither resident or domiciled in Colombia, engaged in trade or business through a permanent establishment in Colombia, nor incorporated in Colombia, do not maintain an office or branch in Colombia, and do not act in any manner permanently or temporarily in Colombia, and as far as such execution, delivery, performance and enforcement is not in Colombia.

11.                               The Colombian Company has good and marketable title in fee simple (in the case of real property if any) to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Colombian Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except for those that: (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a material adverse effect.

12.                              To the best of our knowledge, after due inquiry, the Colombian Company owns or has the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other worldwide intellectual property, industrial property and proprietary rights as applicable under Colombian law (collectively, “Intellectual Property”) necessary for the conduct of its businesses as currently conducted, and the conduct of its respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; and, to the knowledge of counsel, after due inquiry, the Colombian Company has not received any written notice of any claim relating to Intellectual Property and to our knowledge, after due inquiry, its Intellectual Property is not being infringed, misappropriated or otherwise violated by any person

13.                              The Colombian Company, when applicable, has informed the National Agency of Hydrocarbons (Agencia Nacional de Hidrocarburos-ANH) in accordance to the E&P contracts, as to the disclosure in the Transaction Documents of confidential information as it is defined in the aforementioned contracts.

14.                              To the best of our knowledge, after due inquiry, the Colombian Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate have a material adverse change; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of counsel, after due inquiry, the Colombian Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

15.                              To the best of our knowledge, after due inquiry, the Colombian Company has insurance covering its properties, operations, personnel and businesses; and the Colombian Company has not, to our knowledge, after due inquiry: (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

16.                              The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents related to the Colombian Company is accurate in all material respects; the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus appearing under the headings “Prospectus summary,” “Risk factors,” “Management discussion and analysis of financial condition and results of operations,” “Business” and “Enforcement of judgments,” in each case to the extent that they are related to the Colombian Company constitute statements of Colombian law or summaries of matters subject to Colombian law or Colombian regulation, Colombian legal conclusions or the Colombian Company’s organizational documents, fairly summarize the matters described therein and are accurate in all material respects.

17.                              The Colombian Company or any of its respective assets or revenues, has no immunity under Colombian law, including sovereign immunity, from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or from jurisdiction of any court of: (i) any jurisdiction in which it owns or leases property, assets or revenues or (ii) Colombia.

18.                              As to the date of this opinion, under the laws of Colombia and considering that they are not incorporated in Colombia, do not maintain an office or branch in Colombia, and do not act in any manner permanently or temporarily in Colombia, none of the holders of the Shares or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in Colombia on an overall income basis solely by the issuance or sale of the Shares or by virtue of the ownership or transfer of Shares.

19.                               The courts of Colombia would give effect to and enforce a final judgment rendered by any court of the State of New York of any courts outside of Colombia through a procedural system provided for under Colombian law as “exequatur” subject to the provisions of Article 693 of the Colombian Code of Civil Procedure and Article 605 of Law 1564 of 2012 which requires that there be reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of Colombia and subject to compliance with provisions of Article 694 of the Colombian Code of Civil procedure and Article 606 of Law 1564 of 2012, subject to qualifications.

20.                               In order to enable the Underwriters to enforce a judgment of any court outside Colombia in connection to their respective rights under any of the Transaction Documents, under Colombian law it is not necessary that any of them should be domiciled, resident, licensed, qualified or entitled to carry on business in Colombia.

21.                               The choice of New York Law to govern the Transaction Documents by any court outside Colombia, will be upheld as a valid choice of law in any action in the courts of Colombia, subject to the rules of an exequatur.

22.                               The appointment by the Company of an agent for receipt of any service of process of any court for the receipt of any service of process in the State of New York in connection with any matter arising out of or in connection with the Underwriting Agreement to which the Company is a party is a valid and effective appointment under the laws of Colombia, subject to compliance to the rules of exequatur.

23.                               We have participated in conferences with officers and representatives of the Company and with the independent auditors and other legal counsel for the Company at which conferences the contents of the Transaction Documents and related matters were discussed. Nothing has come to our attention that causes us to believe that the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of the dates thereof or hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

24.                              The Colombian Company went under an international reorganization merger process by absorption authorized by the Superintendence of Corporations. The Colombian Company is at date the absorbent company and assumed all rights and obligations of each Colombian companies and their subsidiaries (Geopark Llanos S.A.S. and Geopark Luna S.A.S., -Colombian companies- GeoPark Colombia PN. S.A. and its Colombian branch GeoPark Colombia PN S.A. Sucursal Colombia; La Luna Oil Co. Ltd S.A. and its Colombian branch La Luna Oil CO LTD.; and GeoPark Cuerva LLC and its Colombian branch GeoPark Cuerva Sucursal Colombia) after merger. Nothing has come to our attention that causes us to believe that such merger already executed shall result in a material adverse change.

Disclosure

In rendering this Opinion, we have relied, as to matters of fact, solely on certificates of responsible officers of the Colombian Company and public officials that are furnished to us.

This Opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this Opinion that might affect the opinions expressed herein.

Due inquiry is limited to mean appropriate verification of documents and information supplied by and requested of the Company.

This Opinion may be relied upon by the Underwriters only in connection with the arrangements contemplated by the Transaction Documents and may not be used or relied upon by the Underwriters or any other person for any other purpose whatsoever, without in each instance our prior written consent, except as may be required by any court or other governmental or regulatory authority or in connection with any litigation or other proceeding to which this opinion letter may be relevant. We agree that this opinion may be disclosed, on a confidential non-reliance basis, to the professional advisors of the Underwriters.

This Opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

Yours faithfully,

Suárez Zapata Partners

Schedule 1

to

Form of Opinion and 10b-5 Statement of Suarez Zapata Partners Abogados

Underwriters
J. P. Morgan Securities LLC
Banco BTG Pactual S.A.—Cayman Branch
BTG Pactual US Capital LLC
Itau BBA USA Securities, Inc.
Scotia Capital (USA) Inc.

Annex A-5

Form of Opinion and 10b-5 Statement of Machado, Meyer, Sendacz e Opice Advogados, Brazilian Counsel for the Company

Rio de Janeiro, [                    ], 2014

J.P. Morgan Securities LLC

Banco BTG Pactual S.A.—Cayman Branch

Itau BBA USA Securities Inc.

as Representatives of the several Underwriters named on Schedule 1 hereto

c/o J.P. Morgan Securities LLC,

383 Madison Avenue

New York, NY 10179

United States of America

c/o Banco BTG Pactual S.A.—Cayman Branch, and

Butterfield House, 68 Fort Street

Grand Cayman, Cayman Islands

c/o Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, NY 10153

United States of America

Ladies and Gentlemen:

We have acted as Brazilian counsel for (i) GeoPark Limited (the “Issuer”), a company organized under the laws of Bermuda, (ii) each subsidiary of the Issuer organized under the laws of Brazil (for the avoidance of doubt, this item “ii” includes Rio das Contas Produtora de Petróleo Ltda. (“Rio das Contas”), subject to the terms of the Quota Purchase Agreement executed on May 14, 2013 (“QPA”)), and (iii) any branches organized under the laws of Brazil of any subsidiary of the Issuer (individually, each a “Brazilian Company” and, collectively, the “Brazilian Companies”) in connection with: (i) the issuance and sale to you and the other underwriters for whom you are acting as representatives, as listed in the Underwriting Agreement (as defined below) (the “Underwriters”) by the Company of [                    ] common shares, par value US$0.001 per share, (the “Common Shares”) of the Company (the “Firm Shares”) and (ii) at the option of the Underwriters, the issuance and sale by the Company of up to an aggregate additional amount of [                    ] Common Shares to the Underwriters (the “Option Shares” and collectively with the Firm Shares, the “Securities”), pursuant the underwriting agreement dated [                    ], 2014 between you and the Company (the “Underwriting Agreement”). This opinion letter is furnished pursuant to [Section 6(k)] of the Underwriting Agreement. Unless otherwise defined herein, capitalized terms and expressions used herein shall have the same respective meanings assigned to them in the Underwriting Agreement.

For the purpose of furnishing this opinion, we have examined and/or relied upon copies of the following documents:

a.              the Registration Statement, the Pricing Disclosure Package and the Prospectus;

b.              the Underwriting Agreement;

c.               originals, photostatic copies or copies authenticated to our satisfaction of such documents, agreements and instruments including, without limitation the Quota Purchase Agreement, dated May 14, 2013, between Panoro Energy do Brasil Ltda. and GeoPark Brazil Exploracão e Producão de Petróleo e Gás Ltda, and such matters of law as we have deemed necessary or appropriate in connection with the opinions hereinafter expressed.

collectively, the “Transaction Documents”.

This letter is furnished solely in respect of the matters of laws of the Federative Republic of Brazil (“Brazil”) as of the date hereof and not in respect of any other law.  We have not made any investigation of the laws of any jurisdiction other than the Brazil.  In particular we have made no independent investigation of the laws of the State of New York, the laws of Bermuda, the laws of Colombia, or the laws of Chile, and we do not express or imply any opinion on such laws.  In relation to any matters of the federal laws of the United States and the laws of the State of New York, we understand that you are relying on the opinion of Davis Polk & Wardwell LLP, special U.S. counsel for the Issuer, dated as of the date hereof and delivered pursuant to Section [6(g)] of the Underwriting Agreement, and in relation to any matters of the laws of Bermuda, we understand that you are relying on the opinion of Cox Hallet Wilkinson Limited, Hamilton, Bermuda counsel for the Issuer, dated as of the date hereof, and delivered pursuant to Section [6(h)] of the Underwriting Agreement.  In relation to any matters of the laws of Colombia, we understand that you are relying on the opinion of Suarez Zapata Partners Abogados, Colombian counsel for the Issuer, dated as of the date hereof, and delivered pursuant to Section [6(j)] of the Underwriting Agreement.  In relation to any matters of the laws of Chile, we understand that you are relying on the opinion of Barros & Errázuriz Abogados Limitada Abogados; Chilean counsel for the Issuer, dated as of the date hereof, and delivered pursuant to Section [6(i)].

In our examination, and in rendering the opinions expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, the due authority of the parties thereto and the validity and enforceability of such documents executed under the law of any jurisdiction other than Brazil.

[In addition, we have assumed (1) the due authorization, execution and delivery of the Transaction Documents by each of the parties thereto (other than the Brazilian Companies), (2) that the performance thereof is within the capacity and powers of each parties (other than the Brazilian Companies), (3) the validity and enforceability of the Transaction Documents under the laws to which such Transaction Documents are expressed to be governed (other than the laws of Brazil) and, insofar as any obligation expressed to be incurred under any of the Transaction Documents is to be performed in or is otherwise subject to the laws of any jurisdiction (other than Brazil), the legality of such performance under the laws of such jurisdiction (other than Brazil), (4) that each of the parties to the Transaction Documents (other than the Brazilian Companies) has been duly organized and established and is validly existing under the laws of the jurisdiction of its incorporation at the date of execution of the relevant Transaction Documents, and (5) that each of the parties to the Transaction Documents (other than the Brazilian Companies) has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under each of the Transaction Documents to which it is a party.]

As to matters of fact, we have relied upon the representations and warranties made in the Underwriting Agreement by the Issuer, and/or certificates, documents and written information provided by officers of the Issuer and of the Brazilian Companies, and/or certificates of public officials.

Based on the above assumptions and subject to the qualifications set out below, we are of the opinion that:

1.                                      To the extent applicable, each Brazilian Company has taken all corporate action required by Brazilian law in connection with entering into each of the Transaction Documents and the consummation of the transactions contemplated therein.

2.                                      Each Brazilian Company has been duly organized and is validly existing and in good standing under the laws of Brazil, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority necessary to own or lease, hold and operate its respective properties and to conduct the business in which it is engaged.

3.                                      All the outstanding shares or quotas of capital stock or other equity interests of each Brazilian Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, equities, defects, claims, security interest, restriction on voting or transfer or any other claim of any third party; and the capital stock of the Brazilian Companies conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.                                      The execution, delivery and performance by the Issuer of the Transaction Documents to which it is a party, the compliance by the Issuer with the terms thereof, the issuance and sale of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Transaction Documents will not:

(a)                                 result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Brazilian Companies;

(b)                                 conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Brazilian Companies pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Brazilian Companies are a party or by which the Brazilian Companies are bound or to which any of the property or assets of the Brazilian Companies are subject; or

(c)                                  result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority in Brazil.

5.                                     There are no notices of the passing of a resolution of members or creditors to wind up the Brazilian Companies and no notice appointing a liquidator or receiver has been provided.

6.                                      To our knowledge after due inquiry, there are no judgments against the Brazilian Companies, nor any legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Brazilian Companies are or may be a party or to which any property, right or asset of the Brazilian Companies is or may be the subject; and no such investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings are, to our knowledge after due inquiry, threatened or contemplated by any governmental or regulatory authority or threatened by others.

7.                                      No authorization, consent, approval, order, license, qualification, filing or order of filing, declaration or registration of or with, or formal exemption from, any court, arbitrator, governmental or regulatory authority or other public body of Brazil is required in connection with the execution and delivery, and the performance by the Issuer of its obligations under, the Transaction Documents to which the Issuer is a party, the compliance by the Issuer with the terms thereof, the enforceability or admissibility in evidence of the Transaction Documents to which the Issuer is a party, the issuance and sale of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, or the consummation of the transactions contemplated by the Transaction Documents to which the Issuer is a party.

8.                                      All payments to be made to or by the Issuer on or by virtue of the execution, delivery, performance or enforcement of the Transaction Documents to which the Issuer is a party or any document or instrument to be executed or delivered under the Transaction Documents to which the Issuer is a party will not be subject to withholding, duties, levies, deductions, charges or other taxes in Brazil and are otherwise free and clear of any other withholding, duty, levy, deduction, charge or other tax in Brazil.

9.                                      No Brazil taxes are imposed by withholding or otherwise on any gains realized on the disposal or redemption of any of the Securities by a holder who is neither resident or domiciled in, nor engaged in trade or business through a permanent establishment in, Brazil.

10.                               There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Brazil or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery, performance and enforcement of the Transaction Documents to which the Issuer is a party or of any other document to be furnished thereunder or (ii) the offer or sale of the Securities.

11.                               Each of the Brazilian Companies has good and marketable title in fee simple (in the case of real property) to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of such Brazilian Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title.

12.                               To our knowledge after due inquiry, each of the Brazilian Companies (i) possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) is in compliance with the terms and conditions of all such licenses, sub-licenses, certificates, permits and other authorizations; all of such licenses, sub-licenses, certificates, permits and other authorizations are valid and in full force and effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to our knowledge after due inquiry, none of the Brazilian Companies has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

13.                               Each of the Brazilian Companies has insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary for companies in similar industries, as required by the laws of Brazil; and none of the Brazilian Companies has, to our knowledge after due inquiry (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

14.                               None of the Brazilian Companies is in (i) violation of its by-laws or articles of association, (ii) default in any material respect, and no event has occurred which notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation of any Brazilian statute, any rule, regulation or order of any Brazilian governmental agency or body or any court having jurisdiction over the Brazilian Companies or any of its properties, except, in the case of clause (iii) for such violations which would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect.

15.                               The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus appearing under the headings “Prospectus summary,” “Risk factors,” “Exchange rates,” “Management discussion and analysis of financial condition and results of operations,” “Business,” “Industry and regulatory framework” and “Enforcement of judgments,” in each case to the extent that they constitute statements of Brazilian law or summaries of the Brazilian Companies’ incorporation documents, are accurate in all respects.

16.                               None of the Brazilian Companies or any of their respective assets or revenues, has immunity, including sovereign immunity, from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property, assets or revenues or (ii) Brazil.

17.                               None of the holders of the Securities or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil on an overall income basis solely by the issuance or sale of the Securities or by virtue of the ownership or transfer of Securities.

18.                               It is not necessary under Brazilian law (a) in order to enable the Underwriters to enforce their respective rights under any of the Transaction Documents; or (b) by reason of the execution, delivery or performance of any of the Transaction Documents, that any of them should be domiciled, resident, licensed, qualified or entitled to carry on business in Brazil.

19.                              Subject to the assumptions set forth above, the choice of New York Law to govern the Transaction Documents will be upheld as a valid choice of law in any action in the courts of Brazil.

20.                               The courts of Brazil would give effect to and enforce a final judgment rendered by any court of the State of New York.

21.                               The appointment by the Issuer of an agent for receipt of any service of process of any court for the receipt of any service of process in the State of New York in connection with any matter arising out of or in connection with each Transaction Document to which the Issuer is a party is a valid and effective appointment under the laws of Brazil and no other procedural requirements are necessary in order to validate such appointment.

22.                               In the course of our acting as Brazilian counsel to the Issuer in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, we have participated in conferences with officers and representatives of the Issuer and with the independent auditors and other legal counsel for the Issuer at which conferences the contents of the Transaction Documents and related matters were discussed. Nothing has come to our attention that causes us to believe that the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of the dates thereof or hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is further subject to the following qualifications:

a.                                      any judgment against the Brazilian Companies in any of the foreign courts mentioned in the Underwriting Agreement will be enforceable in the courts of Brazil if previously confirmed by the Brazilian Superior Court of Justice, such confirmation only occurring if such judgment:

•                                          fulfills all formalities required for its enforceability under the laws of the country wherein it was issued;

•                                          is issued by a competent court after service of process on the Brazilian Companies (as the case may be);

•                                          is not subject to appeal;

•                                          is authenticated by a Brazilian consular office with jurisdiction over the location where the judgment; and

•                                          is not contrary to good morals, Brazilian national sovereignty or public policy (as provided in Article 17 of the Law of Introduction to the Rules of the Brazilian Law).

b.                                      in the event that any suit is brought against the Brazilian Companies in Brazil, (i) certain court costs and deposits to guarantee judgment may be due from the plaintiff, and (ii) for the purposes of a bankruptcy request, the defendant may be entitled to damages if such request is found to be made in bad faith (má-fé);

c.                                       enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, judicial and out-of-court reorganization proceedings, moratorium, liquidation and other laws of general application relating to or affecting the rights of creditors; (ii) possible unavailability of specific performance, summary proceeding (processo executivo) or injunctive relief; and (iii) concepts of materiality, reasonableness, good faith and fair dealing, such as contractual conditions providing that a certain act or fact shall be determined solely by one party (condição potestativa).  Enforcement of indemnification and contribution provisions may be limited by considerations of public policy;

d.                                      in order to ensure the admission of the Underwriting Agreement and the Lock-up Agreements before the public agencies and courts in Brazil (i) (x) the signatures of the parties to the Underwriting Agreement and the Lock-up Agreements signing outside Brazil must be notarized by a notary public licensed as such under the laws of the location of such signing and the signature of such notary public must be authenticated by a consular official of Brazil or (y) the Underwriting Agreement and the Lock-up Agreements, together with their sworn translation into Portuguese language, must be registered with the appropriate Registry of Titles and Deeds in Brazil, and (ii) the Underwriting Agreement and the Lock-up Agreements must be translated into the Portuguese language by a sworn translator;

e.                                      any provisions of any of the Underwriting Agreement and the Lock-up Agreements providing that any specification or determination will be conclusive and binding will not be conclusive and binding if such specification or determination is fraudulent and will not necessarily prevent judicial inquiry into the merits of any claim by an aggrieved party;

f.                                        we express no opinion as to the enforceability of Section 7(d) of the Underwriting Agreement, providing for contribution by the parties to certain costs and expenses incurred by other parties to such agreement;

g.                                       we express no opinion as to the validity or enforceability of contractual provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence or willful or unlawful conduct (culpa or dolo);

h.                                      any judgment obtained against the Brazilian Companies, in the courts of Brazil in respect of any sum payable by them under the Underwriting Agreement will be expressed in the Brazilian currency equivalent to the U.S. amount awarded.  In case of bankruptcy, all credits denominated in foreign currency shall be converted into Brazilian currency at the prevailing rate on the date of declaration of bankruptcy by the judge.  In any case, a specific authorization by the Central Bank shall be required for the conversion of such Brazilian currency-denominated amount into foreign currency and for its remittance abroad;

i.                                          if any suit is brought against the Brazilian Companies, service of process upon them (as the case may be), if made in Brazil, must be effected in accordance with Brazilian law;

j.                                         in accordance with Articles 648, 649 and 650 of the Brazilian Civil Procedure Code, very specific properties, assets and revenues of Brazilian individuals are subject to immunity from, or restrictions to, suit, execution and attachment.  Such properties, assets and revenues of Brazilian individuals include, inter alia, assets that have restraints on their alienation, life insurance policies, salaries, retirement income, furniture, domestic utilities and items of personal use (provided that they are not of elevated value) and small rural properties labored by the individual;

k.                                      any foreign persons (a) having assets in Brazil which are subject to registration (e.g., real estate, vehicles, ships, aircraft, equity interests and investments in the financial and capital markets, including investments under Resolution No. 2.689, enacted by the Central Bank of Brazil on January 26, 2000, as amended) and (b) participating in financings, import financings, leasing, leases, loans, and similar types of foreign investments in Brazil, are subject to registration with the CNPJ (Cadastro Nacional de Pessoas Jurídicas) of the Federal Revenue Office (Secretaria da Receita Federal);

l.                                         notwithstanding that each of the Underwriting Agreement and the Lock-Up Agreements is governed by the law of the State of New York, such law will only be recognized and enforced in Brazil if not against Brazilian national sovereignty, public policy or morality (as provided in Article 17 of the Law of Introduction to the Rules of the Brazilian Law); and

m.                                  certain liens were imposed upon Rio das Contas by means of a certain Bond Agreement between PANORO ASA (Issuer) and Norsk Tillitsmann ASA (Bond Trustee) entered into on November 15, 2010. As per certain payment mechanics set forth on the QPA and certain other documents related thereto, upon the accomplishment of all formalities and the delivery of all documents set forth therein, PANORO ASA will cause the full, unrestricted and irrevocable release of any and all liens of any nature with respect to Rio das Contas.

We are only admitted to practice law in Brazil and the opinions expressed herein are limited to the laws of Brazil as in force on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention. The phrase “to our knowledge” and similar expressions as used herein refer to the actual knowledge of the individual lawyers in the firm who have participated directly and substantially in the specific transaction to which this opinion relates.

This letter is being furnished by us, as Brazilian legal counsel for the Issuer, solely for your benefit in connection with the offering of Securities pursuant to the Underwriting Agreement, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose or by any other person, other than in connection with the transactions contemplated by the Transaction Documents, without in each instance our prior written consent, except as may be required by any court or other governmental or regulatory authority or in connection with any litigation or other proceeding to which this opinion letter may be relevant. We agree that this opinion may be disclosed, on a confidential non-reliance basis, to the professional advisors of the Underwriters.

Very truly yours,

Machado, Meyer, Sendacz e Opice

A d v o g a d o s

Schedule 1

to

Form of Opinion and 10b-5 Statement of Machado, Meyer, Sendacz e Opice Advogados

UNDERWRITERS

J.P. Morgan Securities LLC

Banco BTG Pactual S.A.—Cayman Branch

BTG Pactual US Capital LLC

Itau BBA USA Securities, Inc.

Scotia Capital (USA) Inc.

Annex A-6

Form of Opinion of Maciel, Norman & Asociados, Special Argentine Counsel

Buenos Aires, [                    ], 2014

J.P. Morgan Securities LLC

Banco BTG Pactual S.A.—Cayman Branch

Itau BBA USA Securities Inc.

as Representatives of the several Underwriters named on Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States of America

c/o Banco BTG Pactual S.A.—Cayman Branch

Butterfield House, 68 Fort Street

Grand Cayman, Cayman Islands

c/o Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, NY 10153

United States of America

Ladies and Gentlemen:

We have acted as special Argentine counsel for GeoPark Limited (the “Issuer”) and each and any subsidiary of the Issuer organized under the laws of Argentina and each and any branches organized under the laws of Argentina of any subsidiary of the Issuer (individually, each an “Argentine Company” and, collectively, the “Argentine Companies”) in connection with: (i) the issuance and sale to you and the other underwriters for whom you are acting as representatives, as listed in the Underwriting Agreement (as defined below) (the “Underwriters”) by the Company of [                    ] common shares, par value US$0.001 per share, (the “Common Shares”) of the Company (the “Firm Shares”) and (ii) at the option of the Underwriters, the issuance and sale by the Company of up to an aggregate additional amount of [                    ] Common Shares to the Underwriters (the “Option Shares” and collectively with the Firm Shares, the “Shares”), pursuant the underwriting agreement dated [                    ], 2014 between you and the Company (the “Underwriting Agreement”). This opinion letter is furnished pursuant to [Section 6(l)] of the Underwriting Agreement. Unless otherwise defined herein, capitalized terms and expressions used herein shall have the same respective meanings assigned to them in the Underwriting Agreement.

For the purpose of furnishing this opinion, we have examined and/or relied upon copies of the following documents:

a.              the Registration Statement, the Pricing Disclosure Package, and the Prospectus;

b.              the Underwriting Agreement;

c.               the agreements listed in Annex A hereto; and

d.              originals, photostatic copies or copies authenticated to our satisfaction of such documents, agreements and instruments and such matters of law as we have deemed necessary or appropriate in connection with the opinions hereinafter expressed.

collectively, the “Transaction Documents”.

We are of the opinion that:

1.                                      To the extent applicable, each Argentine Company has taken all corporate action required by Argentine law in connection with entering into each of the Transaction Documents and the consummation of the transactions contemplated therein.

2.                                      Each Argentine Company has been duly organized and is validly existing and in good standing under the laws of Argentina, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged.

3.                                      Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus,  all capital assignments of each Argentine Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and the capital stock of the Argentine Companies conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.                                      The execution, delivery and performance by the Issuer of the Transaction Documents to which it is a party, the compliance by the Issuer with the terms thereof, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Transaction Documents will not:

(a)                                 result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Argentine Companies;

(b)                                 conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Argentine Companies pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Argentine Companies are a party or by which the Argentine Companies are bound or to which any of the property or assets of the Argentine Companies are subject; or

(c)                                  result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority in Argentina.

5.                                      There are no notices of the passing of a resolution of members or creditors to wind up the Argentine Companies and no notice appointing a liquidator or receiver has been provided.

6.                                      Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no judgments against the Argentine Companies, nor any legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Argentine Companies are or may be a party or to which any property, right or asset of the Argentine Companies is or may be the subject; and no such investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings are, to the knowledge of such counsel, threatened or contemplated by any governmental or regulatory authority or threatened by others.

7.                                      No authorization, consent, approval, order, license, qualification, filing, declaration or registration of or with, or formal exemption from, any court, arbitrator, governmental or regulatory authority or other public body of Argentina is required in connection with the execution and delivery, and the performance by the Issuer of its obligations under, the Transaction Documents to which the Issuer is a party, the compliance by the Issuer with the terms thereof, the enforceability or admissibility in evidence of the Transaction Documents to which the Issuer is a party, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, or the consummation of the transactions contemplated by the Transaction Documents to which the Issuer is a party.

8.                                      There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Argentina or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery, performance and enforcement of the Transaction Documents to which the Issuer is a party or of any other document to be furnished thereunder or (ii) the offer or sale of the Shares.

9.                                      Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Argentine Companies has good and marketable title in fee simple (in the case of real property) to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of such Argentine Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title.

10.                               Each of the Argentine Companies owns or has the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) necessary for the conduct of its businesses as currently conducted, and the conduct of its respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; and, to the knowledge of such counsel, none of the Argentine Companies has received any written notice of any claim relating to Intellectual Property and to its knowledge, its Intellectual Property is not being infringed, misappropriated or otherwise violated by any person.

11.                               Each of the Argentine Companies possesses all material licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all material declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of such counsel, none of the Argentine Companies has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

12.                               The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus appearing under the headings “Prospectus summary,” “Risk factors,” “Management discussion and analysis of financial condition and results of operations,” “Business” and “Enforcement of judgments,” in each case to the extent that they constitute statements of Argentine law or summaries of the Argentine Companies’ organizational documents, are accurate in all respects.

13.                               None of the Argentine Companies or any of their respective assets or revenues, has immunity, including sovereign immunity, from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property, assets or revenues or (ii) Argentina.

14.                               None of the holders of the Shares or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in Argentina on an overall income basis solely by the issuance or sale of the Shares or by virtue of the ownership or transfer of Shares.

15.                               It is not necessary under Argentine law (a) in order to enable the Underwriters to enforce their respective rights under any of the Transaction Documents; or (b) by reason of the execution, delivery or performance of any of the Transaction Documents, that any of them should be domiciled, resident, licensed, qualified or entitled to carry on business in Argentina.

16.                               Subject to the assumptions set forth above, the choice of New York Law to govern the Transaction Documents will be upheld as a valid choice of law in any action in the courts of Argentina.

17.                               The courts of Argentina would give effect to and enforce a final judgment rendered by any court of the State of New York.

18.                              The appointment by the Issuer of an agent for receipt of any service of process of any court for the receipt of any service of process in the State of New York in connection with any matter arising out of or in connection with each Transaction Document to which the Issuer is a party is a valid and effective appointment under the laws of Argentina and no other procedural requirements are necessary in order to validate such appointment.

In rendering such opinion, we may rely as to matters of fact on certificates of responsible officers of the Argentine Companies and public officials that are furnished to us. The opinion of Maciel, Norman & Asociados Abogados described above shall be rendered to the Underwriters at the request of the Issuer and shall so state therein.

Mariana Ardizzone

Schedule 1

to

Form of Opinion Maciel, Norman & Asociados

Underwriters

J. P. Morgan Securities LLC

Banco BTG Pactual S.A.—Cayman Branch

BTG Pactual US Capital LLC

Itau BBA USA Securities, Inc.

Scotia Capital (USA) Inc.

Annex A

to

Form of Opinion Maciel, Norman & Asociados

1.              Hydrocarbons Exploitation Concession granted over the CA-5 Del Mosquito block under Decree 643/1991 gazetted on April 18, 1991, as amended by Administrative Decision 696/1997 gazetted on November 12, 1997

2.              Hydrocarbons Exploitation Concession granted over the CNQ-29 Cerro Doña Juana block under Decree 1278/1992 gazetted on July 28, 1992, as amended by Administrative Decision 704/1997 gazetted on November 12, 1997

3.              Hydrocarbons Exploitation Concession granted over the CNQ-31 Loma Cortaderal block under Decree 1279/1992 gazetted on July 28, 1992, as amended by Administrative Decision 704/1997 gazetted on November 12, 1997

4.              Assignment Agreement dated September 5, 1991 among Cordex Petroleums Ltd. as assignee and Triton Argentina Inc. as assignor relating to the CNQ-29 Cerro Doña Juana and CNQ-31 Loma Cortaderal hydrocarbons exploitation concession.

5.              CA-5 Del Mosquito Royalty Agreement dated November 25, 1996 among EPP Petróleo S.A. and Cordex Petroleums Limited.

6.              Memorandum of Understanding dated September 20, 2013 among Tecpetrol SA and GeoPark Limited to endeavor to jointly identify and study oil and gas upstream business opportunities of mutual interest in Parnaiba, São Francisco, Recôncavo, Potiguar and Sergipe-Alagoas basins, Brazil.

Annex B

a.                                      Pricing Disclosure Package

[To be Updated]

b.                                      Pricing Information Provided Orally by Underwriters

[To be Updated]

Annex C

GeoPark Limited

Pricing Term Sheet

Common shares offered	[ ] shares

Share capital outstanding after the offering	[ ] shares

Underwriters’ over-allotment option	[ ] shares

Public offering price	$[ ] per share

Net proceeds	The net proceeds from this offering will be approximately US$[ ] million.

CUSIP/ISIN	G38327 10 5/ BMG383271050

Annex D

FORM OF LETTER OF
DEGOLYER AND MACNAUGHTON

[•], 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Banco BTG Pactual S.A. — Cayman Branch

Butterfield House

68 Fort Street

Grand Cayman, Cayman Islands

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor,

New York, NY 10153

As representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement dated February 6, 2014.

Re: Proposed offer and sale of common shares of GeoPark Limited (together with its subsidiaries, collectively referred to as the “Issuer”)

Ladies and Gentlemen:

This letter, which is written at the request of the Issuer, is being delivered to you pursuant to the terms of the Underwriting Agreement dated February 6, 2014, (the “Underwriting Agreement”) among the Issuer and J.P. Morgan Securities LLC, Banco BTG Pactual S.A. — Cayman Branch, and Itau BBA USA Securities, Inc., as representatives of the several underwriters listed in Schedule 1 thereto, in connection with the proposed offer and sale (the “Offering”) of shares of common stock of the Issuer (the “Shares”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

We have prepared the following reports for the Issuer: (i) “Appraisal Report as of December 31, 2012 on the Proved Reserves of Certain Petroleum Interests owned by GeoPark Holdings Limited,” dated June 28, 2013 (the “2012 Appraisal Report”); (ii) “Appraisal Report as of June 30, 2013 on the Proved Reserves of Certain Petroleum

Interests in Brazil and Colombia owned by GeoPark Holdings Limited,” dated August 14, 2013 (the “Brazil and Colombia Appraisal Report”); (iii) third-party letter report as of December 31, 2012, on the proved reserves of certain selected properties in Argentina, Chile, and Colombia, dated August 28, 2013 (the “2012 Summary Report”); and (iv) third-party letter report as of June 30, 2013, on the proved reserves of certain selected properties in Brazil and Colombia, dated September 3, 2013 (the “Brazil and Colombia Summary Report” and, together with the 2012 Appraisal Report, the Brazil and Colombia Appraisal Report, and the 2012 Summary Report, the “Reserves Reports”). The Reserves Reports present our estimates of the proved reserves and net present values of the proved reserves attributable to certain interests of the Issuer and Rio das Contas Produtora de Petróleo Ltda. (Rio das Contas) in certain of their oil and gas properties as of the dates indicated. The information in the Reserves Reports formed the basis for certain estimated quantities of proved reserves, future net revenues from those proved reserves, and their net present value included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

In connection with the foregoing, we hereby inform you as follows:

1.              We are independent petroleum engineers with respect to the Issuer. At the time of preparation of each of the Reserves Reports and at the date hereof, neither we nor, to our knowledge, any of our employees, officers, or directors had or have any financial interest in the Issuer or its affiliates, or any oil and gas properties covered by the Reserves Reports. We have not been employed by the Issuer or its affiliates on a contingent basis. The compensation we have received was not contingent on the reserves estimates for the properties covered by the Reserves Reports. No one at our firm is connected with the Issuer in any way, including, but not limited to, as a promoter, underwriter, director, officer, or employee.

2.              We are familiar with Rule 4-10 of Regulation S-X and Subpart 1200 of Regulation S-K (collectively, the “SEC Rules”) promulgated by the United States Securities and Exchange Commission (the “SEC”). The estimates of the proved reserves and net present values of the proved reserves of the Issuer’s interests in certain oil and gas properties in Argentina, Chile, and Colombia, and Rio das Contas’ interests in certain oil and gas properties in Brazil and the other information presented in the Reserves Reports and presented or incorporated by reference in the Registration Statement, and the computations made in connection therewith, were made in accordance with the provisions of the SEC Rules, and have been prepared in a manner consistent and in compliance with the standards and definitions pertaining to the estimating and auditing of oil and gas reserves information promulgated by the SEC.

3.              Nothing has been brought to our attention since we prepared the Reserves Reports, as a result of our activities as independent petroleum engineers for the Issuer, that would lead us to believe that the information set forth in the Reserves Reports is incorrect, or that there would be a material change in the estimates presented in the Reserves Reports of the proved reserves and the other information and net present values of the proved reserves attributable to the Issuer’s interests in certain oil and gas properties in Argentina, Chile, and Colombia and Rio das Contas’ interest in certain oil and gas properties in Brazil. Furthermore, we are not aware of any additional information that would lead us to believe that there should be any material revision to the information contained in the Reserves Reports or that we believe is necessary to be disclosed in the Reserves Reports in order to prevent the information set forth therein from being misleading as of the date of each Reserves Report.

4.              We have not prepared any additional reports for the Issuer other than the Reserves Reports. Nothing has been brought to our attention that would lead us to believe that the engineering projections included in the Reserves Reports were not based on the latest available production data, or that the information upon which the Reserves Reports were based, including, without limitation with regard to production, costs of operation and development, current prices for production, and agreements relating to current and future operations and sales of production, was incorrect in any material respect on the respective dates such estimates were made and such information was supplied. We believe that the assumptions for the development scenarios underlying the Reserves Reports are reasonable and appropriate, and that the estimated reserves, projected potential production and operating results and potential revenues, estimated capital expenditures, exploration costs, development and acquisition costs, operating expenditures, potential production capacity and other statements, projections and information relating to the Issuer’s projects (including Rio das Contas) are fairly reflected. We have not reviewed any additional data from the Issuer for the properties included in the Reserves Reports.

5.              We reviewed the sections of the Registration Statement, the Pricing Disclosure Package, and the Prospectus in which DeGolyer and MacNaughton, the Reserves Reports, or information contained in the Reserves Reports are mentioned or referred to, and such disclosure and statements are accurate insofar as they pertain to us, the Reserves Reports, or information contained in the Reserves Reports. They do not include any untrue statement of a material fact or omit to state any material fact insofar as they pertain to us, the Reserves Reports, or information contained in the

Reserves Reports necessary in order to make such information, in light of the circumstances under which they were made, not misleading.

We hereby consent to the references to DeGolyer and MacNaughton, as experts, and the Reserves Reports as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

This letter is solely for the information of the addressees and to assist the addressees in documenting their investigations in connection with the Offering.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

Annex E

LIST OF LOCKED-UP PARTIES

Directors

Gerald E. O’Shaughnessy

James F. Park

Carlos Gulisano

Juan Cristóbal Pavez

Peter Ryalls

Steven J. Quamme

Pedro Aylwin

Senior Management

Andrés Ocampo

Augusto Zubillaga

Gerardo Hinterwimmer

Salvador Harambour

Dimas Coelho

Carlos Murut

Salvador Minniti

Jose Díaz

Horacio Fontana

Ruben Marconi

Agustina Wisky

Guillermo Portnoi

Pablo Ducci

Shareholders

IFC Equity Investments

Cartica Management, LLC

Exhibit A

Form of Lock-up Agreement

[                        ], 2014

J. P. MORGAN SECURITIES LLC

As representative of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

(the “Representative”)

c/o                               J. P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Re:                             GeoPark Limited — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, Banco BTG Pactual S.A.—Cayman Branch and Itau BBA USA Securities, Inc., as representatives of the several Underwriters listed in Schedule 1 to the Underwriting Agreement (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GeoPark Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters, of common shares, par value $0.001 per share, of the Company (the “Common Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC, who shall provide prior notice of such consent to the other Underwriters and who shall notify the other Underwriters upon receipt of any request by the undersigned for a release or waiver of the following restrictions, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC or any other securities regulatory authority a registration statement or similar application under the Securities Act or any other securities law relating to, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (collectively with the Common Shares, the “Lock-Up Securities”) (including without limitation, Lock-Up Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (2)

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, in each case other than:

(A)             transfers of Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to any immediate family member (for purposes of this provision, “immediate family” shall mean any relationship by blood, marriage, civil union or adoption, not more remote than first cousin) or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(B)             as a distribution to direct or indirect affiliates, limited partners, members or shareholders of the undersigned or other business entity in each case that controls, is controlled by or is under common control of the undersigned;

(C)             the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities by the undersigned, provided that no sales of Lock-Up Securities shall be made pursuant to any such 10b5-1 plan prior to the expiration of the period ending 180 days after the date of the Prospectus and no public announcement or filing under the Exchange Act or any other applicable securities laws regarding the establishment of such plan will be required or voluntarily made by or on behalf of the undersigned or the Company during the 180 days after the date of the Prospectus;

(D)             transfers of Lock-Up Securities expressly required pursuant to a court order or the order of any other authority having jurisdiction upon the undersigned;

(E)              the disposition of Lock-Up Securities by the undersigned or the withholding of Lock-Up Securities by the Company in connection with the payment of taxes due by the undersigned with respect to the issuance or vesting of Lock-up Securities, insofar as such Lock-up Securities are issued, vested or outstanding as of the date hereof;

(F)               purchases of Lock-Up Securities by the Company in connection with a termination of employment or resignation of a director, officer or employee; and

(G)             transfers or dispositions of Common Shares acquired in open market transactions after completion of this offering;

provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this letter; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (E), (F) or (G), no public report or filing by any party (donor, donee, transferor or transferee) under the Exchange Act or any other U.S., state or foreign securities laws or regulations or other public announcement in any jurisdiction shall be required or shall be made voluntarily in connection with such transfer or distribution (other than   a filing on Form 13F or a filing on Schedule 13D or Schedule 13G (or 13D-A or 13G-A) that is required by law to be made after the expiration of the 180-day period referred to above).

The restrictions set forth in this Letter Agreement shall not apply to tenders of Common Shares or other Company securities made in response to a bona fide third- party take-over bid made to all holders of Common Shares or other Company securities, as applicable, or any other acquisition transaction whereby all or substantially all of the Common Shares or other Company securities, as applicable, are to be acquired by such third party; provided that in the event that such third-party take-over or other acquisition transaction is not completed, the Common Shares and other securities of the Company owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement and that all Common Shares or other securities of the Company owned by the undersigned that are subject to this Letter Agreement and that are not transferred shall remain subject to the restrictions contained in this Letter Agreement.

The undersigned further agrees that the provisions in this letter shall be equally applicable to any Common Shares that the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC on behalf of the Underwriters, agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, J.P. Morgan Securities LLC, on behalf of the Underwriters, will notify the Company and the other Underwriters of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by J.P. Morgan Securities LLC, on behalf of the Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the offering, (b) the date of the termination of the Underwriting Agreement if prior to the closing of the Public Offering, or (c) February 28, 2014, if the Public Offering is not completed by such date.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF DIRECTOR/OFFICER/STOCKHOLDER]

By:
Name:
Title:

Exhibit B

Form of Waiver of Lock-up

J.P. MORGAN SECURITIES LLC

GeoPark Limited
Public Offering of Common Shares

[Date]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by GeoPark Limited (the “Company”) of [                          ] common shares, $0.001 par value per share (the “Common Shares”), of the Company and the lock-up letter dated [                      ], 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [                      ], with respect to [Number of Common Shares] Common Shares (the “Shares”).

J.P. Morgan Securities LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [date]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

cc:  GeoPark Limited

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Exhibit C

Form of Press Release

GeoPark Limited
[Date]

(“GeoPark Limited”) announced today that J.P. Morgan Securities LLC, the lead book-running manager in the Company’s recent public sale of [                          ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [number of] shares of the Company’s  common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [date], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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